UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TRANSATLANTIC PETROLEUM LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANSATLANTIC PETROLEUM LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, MAY 23, 2017

NOTICE IS HEREBY GIVEN that an Annual General Meeting (the “Annual Meeting”) of the holders of common shares of TransAtlantic Petroleum Ltd. (the “Company”) will be held at 16803 Dallas Parkway, Addison, Texas 75001, on Tuesday, May 23, 2017, at 10:00 a.m. local time for the following purposes:

1.	to elect seven directors to the board of directors, each to serve for a term of one year or until their respective successors are elected and qualified;
2.

to appoint PMB Helin Donovan, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017 and to authorize the Company’s audit committee to determine their remuneration;

3.	to hold an advisory vote on executive compensation;
4.	to hold an advisory vote on the frequency of the advisory vote on executive compensation;
5.	to increase the authorized share capital of the Company from $11,000,000 to $21,000,000 by the creation of an additional 100,000,000 common shares of par value $0.10 each; and
6.	to transact any and all other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

In addition, the Company’s audited financial statements for the year ended December 31, 2016, together with the report of the auditors thereon, will be placed before the shareholders at the Annual Meeting.

Only shareholders who owned common shares of the Company at the close of business on April 3, 2017, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. It is important that your common shares be represented at the Annual Meeting. You may vote your common shares via a toll-free telephone number or over the Internet. Alternatively, if you request or receive a paper copy of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Voting in one of these ways will ensure that your common shares are represented at the meeting. Your proxy will be returned to you if you are present at the meeting and request its return in the manner provided for revocation of proxies in the proxy statement.

By Order of the Board of Directors,

N. MALONE MITCHELL 3rd

Chief Executive Officer

Addison, Texas

April 10, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2017: Our Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2016 are also available at http://ir.transatlanticpetroleum.com/annual-general-meeting.cfm

TRANSATLANTIC PETROLEUM LTD.

c/o TransAtlantic Petroleum (USA) Corp.

16803 Dallas Parkway

Addison, Texas 75001

(214) 220-4323

PROXY STATEMENT

DATED APRIL 10, 2017

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, MAY 23, 2017

     This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of your proxy by the board of directors and management on behalf of TransAtlantic Petroleum Ltd. (the “Company”), to be voted at the 2017 Annual General Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on May 23, 2017, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”) and at any adjournments or postponements of that meeting.

     When proxies are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, such shares will be voted “FOR” the election of the director nominees; “FOR” the appointment of PMB Helin Donovan, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017 and to authorize the Company’s audit committee to determine their remuneration; “FOR” the approval of the Company’s executive compensation; “EVERY THREE YEARS” regarding the frequency of the Company’s advisory vote on executive compensation; and “FOR” the increase in the Company’s authorized share capital, all as set forth in the accompanying Notice.

INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS

     Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 23, 2017: Our official Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2016 are also available at http://ir.transatlanticpetroleum.com/annual-general-meeting.cfm.

     As permitted by Securities and Exchange Commission (“SEC”) rules, we are making the Notice, this Proxy Statement and our Annual Report to Shareholders (the “Annual Report”) available to our shareholders primarily via the Internet, rather than mailing printed copies of these materials to each shareholder. We believe that this process will expedite shareholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. Each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) will receive a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) containing instructions on how to access and review the proxy materials, including the Notice, this Proxy Statement and our Annual Report, on the Internet and how to access an electronic proxy card to vote on the Internet. The Proxy Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Proxy Notice by mail, you will not receive a printed copy of our proxy materials unless you request one. If you receive a Proxy Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Proxy Notice.

ABOUT THE ANNUAL MEETING

     The Annual Meeting will be held on Tuesday, May 23, 2017 at 10:00 a.m. local time at 16803 Dallas Parkway, Addison, Texas 75001. A complete list of registered shareholders entitled to vote at the Annual Meeting will be available for inspection at the registered office of the Company and the Calgary office of its registrar and transfer agent, Computershare Investor Services Inc. (“Computershare”), during regular business hours and at the Annual Meeting.

     This Proxy Statement and form of proxy are being mailed or made available to shareholders on or about April 12, 2017. The Annual Report does not form any part of the materials for solicitation of proxies.

     The principal executive offices of the Company are located at, and the mailing address of the Company is, 16803 Dallas Parkway, Addison, Texas 75001, c/o TransAtlantic Petroleum (USA) Corp.

Who Can Vote

     The board of directors of the Company has fixed April 3, 2017 as the record date (the “Record Date”) for determining shareholders of the Company entitled to receive notice of and vote at the Annual Meeting. Only shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. There were 47,312,231 common shares of the Company, par value $0.10 per share (the “Common Shares”), issued and outstanding on April 3, 2017. Each shareholder will have one vote for each Common Share of the Company owned of record at the close of business on the Record Date.

Quorum and Voting Requirements

     The presence in person or by proxy of at least two shareholders entitled to vote and holding shares representing not less than 10% of the issued and outstanding Common Shares entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting.

     For proposal 1, a majority of the votes cast at the Annual Meeting is required for approval. For each director nominee, shareholders may either vote “FOR” that director nominee, “AGAINST” that director nominee or may “WITHHOLD” their vote from that director nominee. This means that the shareholders will elect a director nominee when the number of votes cast for a director nominee’s election exceeds the number of votes cast against that director nominee’s election.

     For proposals 2, 3 and 5, a majority of the votes cast at the Annual Meeting is required for approval. Shareholders may either vote “FOR,” “AGAINST” or “ABSTAIN.”

     For proposal 4, a majority of the votes cast at the Annual Meeting is required for approval. Shareholders may either vote “EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS,” or “ABSTAIN.” If none of the alternatives for proposal 4 receives a majority vote, the Company will consider the alternative that receives the highest number of votes cast by shareholders to be the frequency selected by the shareholders.

     An automated system administered by the Company’s transfer agent tabulates the votes. Each proposal is tabulated separately.

Votes Withheld, Abstentions and Broker Non-Votes

     A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Proposal 2, the appointment of the Company’s independent registered public accounting firm, is a discretionary item under the voting procedures of the New York Stock Exchange (“NYSE”). NYSE-member brokers can vote your shares on proposal 2 even if you do not provide them with voting instructions.

     Votes withheld, abstentions and broker “non-votes” are counted as present for purposes of establishing a quorum. Votes withheld do not count as a vote cast and will have no effect on the outcome of proposal 1. Abstentions do not count as a vote cast and will have no effect on the outcome of proposals 2, 3, 4 and 5. Broker “non-votes” will have no effect on the outcome of proposals 1, 3, 4 and 5 and are not applicable to proposal 2 as described above.

How to Vote

     You may vote by proxy or in person at the Annual Meeting. We suggest that you vote by proxy even if you plan to attend the meeting. If you are the shareholder of record, you can vote by proxy via a toll-free telephone number, over the Internet or by mail. Please refer to your Proxy Notice or the proxy card included with these proxy materials for instructions on how to access an electronic proxy card to vote on the Internet, vote by telephone, or to receive a paper copy of the proxy materials to vote by mail.  If you are not the record holder of your Common Shares, please follow the instructions provided by your broker, bank or other nominee.

     All Common Shares represented by a proxy received by the Company’s transfer agent, Computershare, by 11:59 p.m. Central Daylight Saving time on May 18, 2017 will be voted as specified in the proxy, unless validly revoked as described below. If you return a proxy and do not specify your vote, your shares will be voted as recommended by the board of directors.

     The board of directors is not currently aware of any business that will be brought before the Annual Meeting other than the proposals described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting, the persons appointed as proxies will have, unless the terms of their appointment otherwise provide, discretionary authority to vote the shares represented by proxies in accordance with their discretion and judgment.

Revocation of Proxies

     You may revoke your proxy before it is voted (i) by so notifying the Secretary of the Company in writing at the location of the Annual Meeting not less than one hour before the time fixed for the beginning of the Annual Meeting; (ii) by submitting a duly executed proxy bearing a later date by telephone, via the Internet or by mail; or (iii) by voting your shares in person or by an appointed agent or representative at the Annual Meeting. You cannot revoke your proxy merely by attending the Annual Meeting.

Solicitation of Proxies

     This proxy solicitation is being made on behalf of the Company by its board of directors and management. Officers and employees of the Company may solicit proxies, either through personal contact or by mail, telephone or other electronic means. These officers and employees will not receive additional compensation for soliciting proxies.  The cost of any such solicitation will be borne by the Company. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed by the Company for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

Board Recommendation

     The board of directors recommends that you vote “FOR” each of the Company’s director nominees, “FOR” the appointment of PMB Helin Donovan, LLP, a Texas limited liability partnership (“PMB”), to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017 and to authorize the Company’s audit committee to determine their remuneration, “FOR” the proposal regarding the advisory vote on executive compensation, “EVERY THREE YEARS” for the proposal regarding the frequency of the advisory vote on executive compensation and “FOR” the increase in the authorized share capital of the Company.

Multiple Shareholders Sharing One Address

     In accordance with Rule 14a-3(e)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), one Proxy Statement and one Annual Report or one Proxy Notice may be delivered to two or more shareholders who share an address in the United States, unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the Proxy Statement and the Annual Report or Proxy Notice at a shared address to which a single copy of the Proxy Statement and the Annual Report or Proxy Notice was delivered. Requests for additional copies of the Proxy Statement and the Annual Report or Proxy Notice, and requests that in the future separate Proxy Statements and Annual Reports or Proxy Notices be sent to shareholders who share an address, should be directed to the Company’s Corporate Secretary, TransAtlantic Petroleum Ltd., c/o TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, Texas, 75001, or at telephone number (214) 220-4323. In addition, shareholders who share a single address in the United States but receive multiple copies of the Proxy Statement and the Annual Report or Proxy Notice may request that they receive a single copy in the future by contacting the Company at the address and phone number set forth in the prior sentence.

2016 Audited Financial Statements

     Under the Company’s Bye-Laws and Bermuda law, audited financial statements must be presented to shareholders at an annual general meeting of shareholders. To fulfill this requirement, at the Annual Meeting, the Company will present its financial statements for the year ended December 31, 2016, which have been audited by PMB. Those financial statements are included in the Annual Report, a copy of which is being delivered or otherwise made available, together with this Proxy Statement. Representatives of PMB are expected to attend the Annual Meeting and to respond to appropriate questions and will have the opportunity to make a statement should they so desire. No vote is required by shareholders with respect to the Company’s 2016 audited financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The Company’s only outstanding class of voting securities is its Common Shares. The following table sets forth information known to the Company about the beneficial ownership of its Common Shares on March 17, 2017 by (i) each current director; (ii) each named executive officer then serving; and (iii) all of the Company’s executive officers and directors as a group.

     Unless otherwise indicated in the footnotes, each person listed in the following table has sole voting power and investment power over the Common Shares listed as beneficially owned by that person. Percentages of beneficial ownership are based on 47,312,231 Common Shares outstanding on March 17, 2017. Unless otherwise indicated in the footnotes, the address for each listed person is TransAtlantic Petroleum Ltd., c/o TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, TX 75001.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent
N. Malone Mitchell 3rd(2)	28,350,100	48.1%
Chad D. Burkhardt	15,093	*
Todd C. Dutton	8,219	*
Chris Elmore	15,127	*
Harold Lee Muncy	17,133	*
Bob G. Alexander(3)	22,549	*
Brian E. Bayley	51,891	*
Charles J. Campise	14,979	*
Marlan W. Downey	13,022	*
Jonathon Fite(4)	4,702,980	9.3%
Gregory K. Renwick	16,324	*
Mel G. Riggs	24,601	*
Randall Rochman(5)	906,630	1.9%

All executive officers and directors as a group (13 persons)(6)	34,158,648	45.15%

*	Less than 1% of the outstanding Common Shares.
(1)

Beneficial ownership as reported in the table has been determined in accordance with Rule 13d-3 under the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose, including under Canadian securities laws. The number of Common Shares shown as beneficially owned includes Common Shares which for Canadian securities law purposes may not be beneficially owned but over which a person would be deemed to exercise control or direction. The number of Common Shares shown as beneficially owned includes Common Shares subject to restricted stock units that were outstanding on March 17, 2017 and that will become vested within 60 days of March 17, 2017. Restricted stock units that will vest within 60 days after March 17, 2017 are deemed outstanding for computing the percentage of the person holding such securities, but are not deemed outstanding for computing the percentage of any other person.  The number of Common Shares shown as beneficially owned also includes Common Shares issuable upon conversion of (i) outstanding 13.0% Convertible Notes due 2017 (“Convertible Notes”) at a conversion price of $6.80 per Common Share and (ii) 12.0% Series A Convertible Redeemable Preferred Shares (“Series A Preferred Shares”) at a conversion price of $1.0928 per Common Share.  Common Shares issuable upon conversion of Convertible Notes and Series A Preferred Shares are deemed outstanding for computing the percentage of the person holding Convertible Notes or Series A Preferred Shares, but are not deemed outstanding for computing the percentage of any other person.

(2)

Based on Amendment No. 16 to Schedule 13D (“Amendment No. 16”) filed on December 21, 2016. According to Amendment No. 16, Dalea Partners, LP (“Dalea”) shared voting and dispositive power over 13,008,712 Common Shares, Dalea Management, LLC (“Dalea Management”) shared voting and dispositive power over 13,008,712 Common Shares, Longfellow Energy, LP (“Longfellow”) shared voting and dispositive power over 3,958,333 Common Shares, Deut 8, LLC (“Deut 8”) shared voting and dispositive power over 3,958,333 Common Shares, ANBE Holdings, LP (“ANBE”) shared voting and dispositive power over 2,967,603 Common Shares, ANBE LLC shared voting and dispositive power over 2,967,603 Common Shares, Pinon Foundation (“Pinon”) shared voting and dispositive power over 10,364,567 Common Shares, Mr. Mitchell had sole voting and dispositive power over 430,730 Common Shares and shared voting and dispositive power over 29,883,318 Common Shares, and Amy Mitchell had sole voting and dispositive power over 25,000 Common Shares and shared voting and dispositive power over 29,883,318 Common Shares. Mr. Mitchell and his wife indirectly own 100% of Dalea. Dalea Management is the general partner of Dalea and is owned 100% by Mr. Mitchell and his wife. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management. Deut 8 is the general partner of Longfellow and is owned 100% by Mr. Mitchell and his wife. Mr. Mitchell is a manager of Deut 8. Mr. Mitchell, his wife, and children indirectly own 100% of Longfellow and ANBE. Mr. Mitchell and his wife own 100% of ANBE LLC. Mr. Mitchell is the Company’s chairman and chief executive officer.

Includes 1,921,570 Common Shares issuable upon conversion of Series A Preferred Shares and warrants to acquire 402,505 Common Shares. Dalea, Mr. Mitchell, and his wife pledged 10,193,503 Common Shares as security under a master credit agreement with Amarillo National Bank.  In addition, Longfellow Energy Partners, LP pledged 3,958,333 Common Shares as security under a master credit agreement with Amarillo National Bank.

(3)	Includes 1,100 Common Shares owned by Mr. Alexander’s wife.
(4)

Based on a Form 3 filed on December 15, 2016 (“Form 3”). According to the Form 3, Mr. Fite is a co-owner of the general partner of KMF Investments Partners, LP, which owns the reported securities, and is also a limited partner of KMF Investments Partners, LP., has sole voting and dispositive power over 4,702,980 Common Shares, consisting of 1,545,952 Common Shares and 3,157,028 Common Shares issuable upon conversion of Series A Preferred Shares.  Mr. Fite disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(5)

Based on a Schedule 13D filed on December 16, 2016 (“West Schedule 13D”) and Form 8-K filed on November 29, 2016 (“Form 8-K”). According to the Schedule 13D and Form 8-K, Mr. Rochman has sole voting and dispositive power over 906,630 Common Shares, consisting of 194,585 Common Shares, 25,735 Common Shares issuable upon conversion of Convertible Notes and 686,310 Common Shares issuable upon conversion of Series A Preferred Shares.

(6)	Reflects the information in footnotes (1) through (5) above.

Securities Owned by Certain Beneficial Owners

     The following table sets forth information known to the Company about the beneficial ownership of its Common Shares as of March 17, 2017, by each person and entity known to the Company to own beneficially more than 5% of its outstanding Common Shares based on reports they file with the Securities and Exchange Commission (“SEC”). Unless otherwise indicated in the footnotes, each person or entity listed in the following table has sole voting power and investment power over the Common Shares listed as beneficially owned by that person or entity. Percentages of beneficial ownership are based on 47,312,231 Common Shares outstanding on March 17, 2017.

Dalea Partners, LP(1)	13,008,712	26.5%
16803 Dallas Parkway
Suite 300
Addison, TX 75001

Longfellow Energy, LP(2)	3,958,333	8.4%
16803 Dallas Parkway
Suite 300
Addison, TX 75001

Pinon Foundation(3)	10,364,567	18.3%
16803 Dallas Parkway
Suite 300
Addison, TX 75001

Nokomis Capital, L.L.C.(4)	4,749,760	9.9%
2305 Cedar Springs Rd.
Suite 420
Dallas, TX 75201

West Family Investments, Inc.(5)	6,400,015	12.2%
1603 Orrington Avenue
Suite 810
Evanston, Illinois 60201

(1)

Based on Amendment No. 16. According to the Amendment No. 16, Dalea shares voting and dispositive power over 13,008,712 Common Shares. Mr. Mitchell and his wife indirectly own 100% of Dalea. Dalea Management is the general partner of Dalea and is owned 100% by Mr. Mitchell and his wife. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management. Mr. Mitchell is the Company’s chairman and chief executive officer. Includes 1,921,668 Common Shares issuable upon conversion of outstanding Series A Preferred Shares.

(2)

Based on Amendment No. 16. According to Amendment No. 16, Longfellow shares voting and dispositive power over 3,958,333 Common Shares. Deut 8 is the general partner of Longfellow and is owned 100% by Mr. Mitchell and his wife.

Mr. Mitchell is a manager of Deut 8. Mr. Mitchell, his wife, and children indirectly own 100% of Longfellow. Mr. Mitchell is the Company’s chairman and chief executive officer.
(3)

Based on Amendment No. 16. According to Amendment No. 16, Pinon has shared voting and dispositive power over 10,364,567 Common Shares, consisting of 9,379,570 Common Shares issuable upon conversion of outstanding Series A Preferred Shares.

(4)

Based on Amendment No. 1 to Schedule 13D (“Amendment No. 1”) filed on February 13, 2017. According to Amendment No. 1, Nokomis Capital holds indirectly 4,749,760 Common Shares, consisting of 4,437,760 Common Shares and 312,000 Common Shares issuable upon conversion of outstanding Convertible Notes. Brett Hendrickson, in his role as the manager of Nokomis Capital, L.L.C., may be deemed to beneficially own the Common Shares beneficially owned by Nokomis Capital, L.L.C.

(5)

Based on West Schedule 13D and a Form 4 filed on January 1, 2017 (“West Form 4”). According to the West Schedule 13D and West Form 4, West Family Investments, Inc. shares voting and dispositive power over 6,400,015 Common Shares, consisting of 1,179,026 Common Shares, 645,589 Common Shares issuable upon conversion of outstanding Convertible Notes and 4,575,400 Common Shares issuable upon conversion of outstanding Series A Preferred Shares. Gary West, Mary West and West Investment Holdings, LLC may be deemed to beneficially own some or all of the Common Shares beneficially owned by West Family Investments, Inc. Gary West and Mary West disclaim beneficial ownership of such Common Shares.

ELECTION OF DIRECTORS

(Proposal 1)

     The Company’s board of directors currently consists of nine members.  Two of the nine members are appointed by the holders of our Series A Preferred Shares (the “Series A Directors”) and are not up for election at the Annual Meeting.  The remaining seven members are standing for re-election at the Annual Meeting.

     The persons whose names are listed below (“Director Nominees”) have been nominated for election as directors by the board of directors to serve for a term of office to expire at the Annual Meeting of Shareholders in 2018, with each to hold office until his successor has been duly elected or appointed. Each Director Nominee has expressed his intention to serve the entire term for which election is sought.

Director Nominees

     The following table and text set forth the name, position, residence, age, principal occupation and terms of service of each Director Nominee as of March 17, 2017:

Name	Age	Principal Occupation	Director Since
N. Malone Mitchell 3rd Chairman and Chief Executive Officer Dallas, TX, USA	55	Chairman and Chief Executive Officer of TransAtlantic Petroleum Ltd. President of Riata Corporate Group, LLC (a private oil and natural gas exploration and production company)	2008

Bob G. Alexander(2) Director Edmond, OK, USA	83	Former President and Chief Executive Officer of National Energy Group, Inc. (an oil and natural gas property management company)	2010

Brian E. Bayley(1)(2)(3) Director Vancouver, BC, Canada	64	Former Director and Resource Lending Advisor of Sprott Resource Lending Corp. (a natural resource lending corporation) President of Ionic Management Corp. (a private management company)	2001

Charles J. Campise(1)(3) Director Kerrville, TX, USA	66	Former Senior Vice President and Chief Financial Officer of Toreador Resources Corporation (formerly a public oil exploration and production company)	2012

Marlan W. Downey(3) Dallas, TX, USA	85	Chairman of the Board of Roxanna Oil Company (a private oil and natural gas exploration and production company)	2013

Gregory K. Renwick Dallas, TX, USA	68	Former President and Chief Executive Officer of East West Petroleum Corp. (a public oil and natural gas exploration and production company)	2014

Mel G. Riggs(1)(2)(3) Director Midland, TX, USA	62	President of Clayton Williams Energy, Inc. (a public oil and natural gas exploration and production company)	2009

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the corporate governance committee.

     Information with respect to the securities beneficially owned by each of the Director Nominees can be found under the heading “Security Ownership of Certain Beneficial Owners and Management.” The following sets forth the biographical background information for each Director Nominee. In addition, the biographies of the Director Nominees include a brief description of the specific experience, qualifications, attributes or skills that led to the conclusion that each person should serve as a director. In addition to the specific experience, qualifications, attributes and skills described below, all of the Director Nominees have the professional experience and personal character that make them highly qualified Director Nominees for the Company and collectively comprise an experienced board that works well together as a whole.

     N. Malone Mitchell 3rd has served as our chief executive officer since May 2011, as a director since April 2008 and as the Company’s chairman since May 2008. Since 2005, Mr. Mitchell has served as the president of Riata Corporate Group, LLC, a Dallas-based private oil and natural gas exploration and production company. From June to December 2006, Mr. Mitchell served as president and chief operating officer of SandRidge Energy, Inc. (formerly Riata Energy, Inc.), an independent oil and natural gas company concentrating in exploration, development and production activities. Until he sold his controlling interest in Riata Energy, Inc. in June 2006, Mr. Mitchell also served as president, chief executive officer and chairman of Riata Energy, Inc., which Mr. Mitchell founded in 1985 and built into one of the largest privately held energy companies in the United States.

     Through his senior executive officer positions at Riata Corporate Group, LLC and Riata Energy, Inc., Mr. Mitchell brings extensive executive leadership experience, organizational experience and over 28 years of experience in the oil and natural gas industry to the board of directors. Mr. Mitchell is familiar with the Company’s day-to-day operations and performance and the oil and natural gas industry in general. Mr. Mitchell’s insight into the Company’s operations and performance is critical to board discussions.

     Bob G. Alexander has served as a director since 2010. Mr. Alexander, a founder of Alexander Energy Corporation, served as chairman of the board, president and chief executive officer of Alexander Energy Corporation from 1980 to 1996. Alexander Energy Corporation merged with National Energy Group, Inc. in 1996, and Mr. Alexander served as president and chief executive officer of National Energy Group, Inc., an oil and natural gas property management company, from 1998 to 2011. From 1976 to 1980, Mr. Alexander served as vice president and general manager of the northern division of Reserve Oil, Inc. and president of Basin Drilling Corporation, both subsidiaries of Reserve Oil and Gas Company of Denver, Colorado.  Mr. Alexander also served as a director of Chesapeake Energy Corporation from 2012 through 2014, and currently serves as a director of CVR Energy Inc. and Seventy Seven Energy Inc.

     Mr. Alexander has extensive experience as an executive officer in the oil and natural gas services industry and has extensive financial, executive leadership and organizational experience. Mr. Alexander also has experience serving as a director of other public companies, which brings important insights into board oversight and corporate governance matters.

     Brian E. Bayley has served as a director since 2001. From September 2010 to July 2013, Mr. Bayley served as a resource lending advisor of Sprott Resource Lending Corp. (formerly, Quest Capital Corp.), a natural resource lending corporation previously listed on the Toronto Stock Exchange and NYSE MKT. From May 2009 until September 2010, Mr. Bayley also served as president and chief executive officer of Sprott Resource Lending Corp. From January 2008 until May 2009, Mr. Bayley served as co-chairman of Sprott Resource Lending Corp., and from June 2003 until January 2008 and during March 2008, Mr. Bayley served as president and chief executive officer, respectively. Since December 1996, he has also served as the president and a director of Ionic Management Corp., a private management company.

     Mr. Bayley also serves as a director of American Vanadium Corp., Cypress Hills Resource Corp., Eurasian Minerals Inc., Kramer Capital Corp. and Legend Gold Corp. Within the past five years, Mr. Bayley has also been a director of American National Energy Corp., Colombian Mines Corporation, Eco Oro Resources Ltd., Esperanza Silver Corp., Gleichen Resources Ltd., Golconda Capital Corp., Sprott Resource Lending Corp. and Torque Energy Inc.

     Mr. Bayley is a former chief executive officer that has extensive executive leadership and organizational experience in the financial industry. Mr. Bayley’s experience makes him an effective member of the Company’s corporate governance and compensation committees. Mr. Bayley also has significant experience serving as a director of other public companies, which brings important insights into board oversight, compensation and corporate governance matters.

     Charles J. Campise has served as a director since June 2012. He retired from Toreador Resources Corporation, an oil exploration and production company, in March 2010, where he had served as senior vice president and chief financial officer since May 2006. Mr. Campise served as corporate controller for Transmeridian Exploration Incorporated from December 2003 until May 2005. Prior to that, Mr. Campise served in a variety of financial and accounting positions at Sovereign Oil & Gas Company, Apache Corporation and Ocean Energy, Inc.

     Mr. Campise is a former chief financial officer who brings more than 40 years of international oil and natural gas financial and accounting expertise to our board. Mr. Campise is chairman of the Company’s audit committee and an audit committee financial expert as a result of his 28 years of experience as a certified public accountant and more than 40 years of experience in various accounting and financial roles at oil and natural gas exploration and production companies. Mr. Campise also has experience serving as a director of other public companies, which brings important insights into board oversight, audit and corporate governance matters.

     Marlan W. Downey has served as a director since June 2013. He is the chairman of the board of Roxanna Oil Company, a private oil and natural gas company that he founded in 1987. He worked for Shell Oil Company, an integrated energy company, from 1957 to 1987. In 1977, he moved to Shell Oil’s International Exploration & Production business and became vice president of Shell, and then president of Shell Oil’s newly-formed international subsidiary, Pecten International. Mr. Downey joined ARCO International in 1990 as senior vice president of exploration, becoming president of ARCO International and then senior vice president and executive exploration advisor to ARCO International. He is a fellow of the American Association for the Advancement of Science. Mr. Downey is a past president of the American Association of Petroleum Geologists (“AAPG”) and was Chief Scientist—Sarkeys Energy Center at Oklahoma University. Mr. Downey is the 2009 recipient of the Sidney Powers Medal, which is the highest honor awarded by the AAPG. He is also active in several international scientific organizations and serves on the board of Berkeley Earth, a non-profit group focused on wise use of energy.

     Mr. Downey has an exceptional technical and operational background, and he has extensive leadership and organizational experience. He is an expert in international oil and natural gas exploration and geology, having led exploration teams in 62 countries. With over 55 years of experience in the industry, Mr. Downey provides the board with important insights into exploration and production activities.

     Gregory K. Renwick has served as a director since February 2014. Mr. Renwick worked at Mobil for 25 years and, under his leadership, Mobil successfully acquired upstream assets in Kazakhstan, Turkmenistan and Azerbaijan. He served as president and chief executive officer of East West Petroleum Corp. from 2010 to 2013, and as the director of business development for Dana Gas PJSC in the United Arab Emirates from 2007 to 2010. Mr. Renwick served as a director of North American Oil and Gas Corp. from 2012 through 2013.

     Mr. Renwick is a seasoned global petroleum executive with technical and management experience in the region in which the Company operates. With over 35 years of experience in the petroleum industry, Mr. Renwick provides the board with important insights into business development and exploration activities.

     Mel G. Riggs has served as a director since 2009. Mr. Riggs has served as president since March 2015, and as a director since 1994, of Clayton Williams Energy, Inc., a public exploration and production company that develops and produces oil and natural gas. From 1991 to December 2010, Mr. Riggs served as senior vice president—finance, secretary, treasurer, and chief financial officer of Clayton Williams Energy, Inc. and, from December 2010 until March 2015, he served as executive vice president and chief operating officer of Clayton Williams Energy, Inc.

     Mr. Riggs has a strong operational background as an executive officer and has extensive financial, executive leadership and organizational experience. Mr. Riggs has 35 years of experience as a certified public accountant and 20 years of experience as a chief financial officer, and also has significant experience serving as a director of another public company, which brings important insights into board oversight and corporate governance matters.

     Unless otherwise directed, the persons named in the proxy intend to vote the shares represented by the proxy for the election of the Director Nominees. Each of the Director Nominees is presently a director of the Company.

     The board of directors does not believe that any of the above-named Director Nominees will refuse or be unable to serve as a director of the Company. Should any of them become unable or unwilling to accept nomination or election, then the persons named in the proxy intend to vote the shares represented by the proxy for the election of such other person or persons as may be nominated or designated by the board of directors.

     To the best of the Company’s knowledge, there are no arrangements or understandings between any director, Director Nominee or executive officer and any other person pursuant to which any person was selected as a director, Director Nominee or executive officer. There are no family relationships between any of the Company’s directors, Director Nominees or executive officers. To the Company’s knowledge, there have been no material legal proceedings as described in Item 401(f) of Regulation S-K during the last ten years that are material to an evaluation of the ability or integrity of any of the Company’s directors, Director Nominees or executive officers.

the board of directors recommends that the Shareholders vote “for” each director nominee For election to the board of directors

Directors Appointed by Holders of Series A Preferred Shares

     The following table and text set forth the name, position, residence, age, principal occupation and terms of service of each director appointed by the holders of our Series A Preferred Shares (“Series A Preferred Directors”) as of March 17, 2017:

Name	Age	Principal Occupation	Director Since
Jonathon Fite(1) Director Denton, TX, USA	42	Investment Manager KMF Investment Partners, LP (a private investment partnership)	2016

Randall Rochman(2) Director Glencoe, IL, USA	58	Chief Executive Officer West Family Investments, Inc. (an investment firm)	2016

(1)	Member of the compensation committee.
(2)	Member of the audit committee.

     The following sets forth the biographical background information for each Series A Preferred Director. In addition, the biographies of the Series A Preferred Directors include a brief description of the specific experience, qualifications, attributes or skills that led to the conclusion that each person should serve as a director.

     Jonathon Fite has served as a director since December 2016.  Mr. Fite has served as a Managing Partner of KMF Investments, LP, a private investment partnership, since March 2008.  From 1998 to 2008, Mr. Fite was a strategic consultant at Accenture, advising Fortune 500 clients on matters including merger and acquisitions, supply chain operations and process reengineering. Mr. Fite is also a Lecturer for the College of Business at the University of North Texas. He graduated with honors from the University of Arkansas with a B.S. and M.S. in Industrial Engineering.

     Mr. Fite’s experience managing a private investment partnership and serving as a strategic consultant brings important insights into board oversight and compensation matters.

     Randy Rochman has served as a director since December 2016.  Mr. Rochman has served as the CEO of West Family Investments, Inc. in Evanston, IL, since 2007.  Mr. Rochman was previously a Vice President of, and held various positions within, the Investment Management Division at Goldman Sachs in Chicago & New York from 1981 to 2007.  He received his B.S. in Accounting from the University of Illinois, and his M.M. in Finance from Northwestern University (Kellogg).

     Mr. Rochman brings more than 30 years of financial experience and expertise to the board.  With his experience in management positions within the investment sector, Mr. Rochman brings important insights into board oversight and audit matters.

Board Committees and Meetings

     The board of directors has established three standing committees: the audit committee, the compensation committee and the corporate governance committee. Messrs. Bayley, Campise, Riggs and Rochman serve on the audit committee. Messrs. Alexander, Bayley, Fite and Riggs serve on the compensation committee. Messrs. Bayley, Campise, Downey and Riggs serve on the corporate governance committee. Mr. Campise is chairman of the audit committee, Mr. Alexander is chairman of the compensation committee, and Mr. Riggs is chairman of the corporate governance committee.

     The board of directors held 15 meetings during 2016. During 2016, each director attended 75% or more of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which such director then served. The Company does not have a board policy on director attendance at the Company’s Annual Meeting. Every director then serving attended the 2016 Annual Meeting of Shareholders.

Audit Committee

     The audit committee reviews the effectiveness of the Company’s financial reporting, management information and internal control systems, and effectiveness of its independent registered public accounting firm. It monitors financial reports, the conduct and results of the annual independent audit, finance and accounting policies and other financial matters. The audit committee also reviews and recommends for board of director approval the Company’s interim consolidated financial statements and year-end financial statements. The audit committee has been designated by the board of directors to serve as the reserves committee and reviews the Company’s reserve reports and conducts inquiries with the reserve engineers as it deems appropriate. The audit committee monitors internal control and management information systems. The audit committee held seven meetings during 2016.

     All members of the audit committee have been determined to be financially literate and to meet the appropriate standards for independence in accordance with the NYSE MKT rules, SEC rules and Canadian securities law requirements. See “Corporate Governance—Director Independence.” In addition, the board of directors has determined that Mr. Campise meets the qualifications of an “Audit Committee Financial Expert” in accordance with SEC rules and regulations. The audit committee operates under the audit committee charter adopted by the board of directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s website, www.transatlanticpetroleum.com, or by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (214) 220-4323.

Compensation Committee

     The compensation committee establishes and administers the Company’s policies, programs and procedures for compensating and incentivizing its executive officers. The compensation committee reviews all compensation arrangements for the chairman and other executive officers of the Company, including salaries, bonus, cash-incentive and equity-based incentive compensation, and makes recommendations to the board for their approval. The compensation committee held one meeting during 2016.

     All members of the compensation committee have been determined to meet the appropriate standards for independence in accordance with the NYSE MKT rules and Canadian securities law requirements. See “Corporate Governance—Director Independence.” Further, each member of the compensation committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Copies of the compensation committee charter can be obtained free of charge from the Company’s website, www.transatlanticpetroleum.com, or by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (214) 220-4323.

Corporate Governance Committee

     The corporate governance committee has overall responsibility for developing the Company’s approach to corporate governance including keeping the Company informed of legal requirements and trends regarding corporate governance, monitoring and assessing the performance of the board of directors and committees of the board of directors, and for developing, implementing, and monitoring good corporate governance practices. The corporate governance committee is also responsible for determining the slate of directors for election to the board of directors, identifying individuals qualified to become board members and recommending candidates to the board of directors to fill board vacancies and newly created director positions. The corporate governance committee held one meeting during 2016.

     All members of the corporate governance committee have been determined to meet the appropriate standards for independence in accordance with the NYSE MKT rules and Canadian securities law requirements. See “Corporate Governance—Director Independence.” Copies of the corporate governance committee charter can be obtained free of charge from the Company’s website, www.transatlanticpetroleum.com, or by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (214) 220-4323.

Report of the Audit Committee

     The following is the report of the audit committee with respect to the Company’s audited consolidated financial statements for 2016, which includes the Consolidated Balance Sheets as of December 31, 2016 and 2015, and the related Consolidated Statements of Comprehensive Income (Loss), Consolidated Statements of Equity and Consolidated Statements of Cash Flows for each of the years ended December 31, 2016, 2015 and 2014, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent that the Company specifically incorporates it by reference in such filing.

     The role of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities related to the integrity of the Company's financial statements, the Company's internal control over financial reporting, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent registered public accounting firm, audit of the Company's financial statements, and performance of the Company's internal audit function and the Company's independent registered public accounting firm.

     Management of the Company has the responsibility for the preparation, presentation and integrity of the Company's consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. The Company's independent registered public accounting firm, PMB Helin Donovan, LLP, is responsible for auditing the Company's consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with accounting principles generally accepted in the United States, performing reviews of the unaudited quarterly financial statements. In performing its functions, the audit committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management, internal audit group and independent registered public accounting firm.

     During fiscal 2016, the audit committee met and held discussions with management, the internal audit group and the independent registered public accounting firm and met independently as a committee. Management represented to the audit committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee has reviewed and discussed the consolidated financial statements as of and for the year ended December 31, 2016 with management and the independent registered public accounting firm. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of the Company's accounting principles, and such other matters as are required to be discussed with the audit committee under the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, “Communications with Audit Committees.” In addition, the audit committee reviewed and discussed with management and the independent registered public accounting firm the adequacy and effectiveness of the Company's financial reporting procedures, disclosure controls and procedures, and internal control over financial reporting, including the report of management on the effectiveness of the Company's internal control over financial reporting. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence from the Company. The audit committee has concluded that the independent registered public accounting firm's provision of audit and non-audit services to the Company and its subsidiaries is compatible with the independent registered public accounting firm's independence.

     Based on the audit committee's discussions with management, the Company's internal auditors and PMB and the audit committee's review of the audited consolidated financial statements, including the representations of management and PMB with respect thereto, and subject in all cases to the limitations on the role and responsibilities of the audit committee referred to above and set forth in the audit committee charter, the audit committee recommended to the Company's board of directors, and the has board approved, that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

AUDIT COMMITTEE

Charles J. Campise, Chairman

Brian E. Bayley

Mel G. Riggs

Randall Rochman

Corporate Governance

Director Independence

     The standards relied upon by the board of directors in affirmatively determining whether a director is “independent” are those set forth in the rules of the NYSE MKT Company Guide and National Instrument 52-110 of the Canadian Securities Regulators (“NI 52-110”), which generally provide that independent directors are persons other than the Company’s executive officers or employees. In addition, the following persons are not considered independent:

•

a director who is, or during the past three years was, employed by the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

•

a director who accepted or has an immediate family member who accepted any compensation from the Company in excess of $120,000 (Cdn $75,000 under NI-52-110) during any period of twelve consecutive months within the three years preceding the determination of independence, other than compensation for board or board committee service, compensation paid to an immediate family member who is an employee (other than an executive officer) of the Company, compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year), or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;
•

a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

•

a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer’s executive officers served on the compensation committee of such other entity; or

•

a director who is, or has an immediate family member who is, a current partner of the Company’s outside independent registered public accounting firm, or was a partner or employee of the Company’s outside independent registered public accounting firm who worked on the Company’s audit at any time during any of the past three years.

     The NYSE MKT rules provide that members of the audit committee must also comply with the independence standards under Rule 10A-3 of the Exchange Act, which provide that a member of an audit committee of a company, other than an investment company, may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, unless the rules of the national securities exchange or national securities association provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); or (ii) be an affiliated person of the Company or any subsidiary thereof. NI 52-110 provides substantially similar independence standards for audit committee members.

     In accordance with the NYSE MKT and NI 52-110 independence definitions, the board of directors also makes an affirmative determination that each potential independent director does not have any relationship that, in the board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

     The board of directors, in applying the above-referenced standards, has affirmatively determined that at least 50% of its members are “independent” within the meaning of the NYSE MKT rules and NI 52-110. Specifically, the board of directors has determined that each of Messrs. Alexander, Bayley, Campise, Downey, Renwick and Riggs are “independent” under these rules. In addition, the board has affirmatively determined that each of Messrs. Bayley, Campise and Riggs, who comprise the Company’s audit committee, meet the additional independence requirements applicable to audit committee members under the NYSE MKT rules and Rule 10A-3 under the Exchange Act. As part of the board’s process in making these determinations, each of these directors provided written assurances that (i) all of the above-cited objective criteria for independence were satisfied and (ii) he had no other “material relationship” with the Company that could interfere with his ability to exercise independent judgment.

Board Leadership

     The offices of the chairman of the board and chief executive officer are currently combined. Mr. Mitchell serves as the Company’s chairman and chief executive officer. The board believes that this structure is the most appropriate structure at this time for several reasons. Mr. Mitchell is responsible for the day-to-day operations of the Company and the execution of its strategies. Since these topics are an integral part of our board discussions, Mr. Mitchell is the director best qualified to chair those discussions. In addition, Mr. Mitchell’s experience and knowledge of the Company and the oil and natural gas industry are critical to board discussions and the Company’s success. The board of directors believes that Mr. Mitchell is well qualified to serve in the combined roles of chairman and chief executive officer and that Mr. Mitchell’s interests are sufficiently aligned with the shareholders he represents.

     The board of directors does not have a lead independent director. However, to help ensure the independence of the Company’s board of directors, the independent directors of the board generally meet without members of management at regularly scheduled board meetings held in person. Also, individual directors may engage an outside adviser at the Company’s expense, subject to the approval of the chairperson of the corporate governance committee. The board relies upon the foregoing processes and the level of experience and qualifications of its independent directors, particularly the chairman of its corporate governance committee, to compensate for having a non-independent chairman of the board of directors.

Board’s Role in Risk Oversight

     The board actively manages the Company’s risk oversight process and receives periodic reports from management on areas of material risk to the Company, including operational, financial, legal and regulatory risks. The board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board with its oversight of the Company’s major financial risk exposures. The compensation committee assists the board with its oversight of risks arising from the Company’s compensation policies and programs. The corporate governance committee assists the board with its oversight of risks associated with board organization, board independence and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire board is regularly informed through committee reports about the risks.

     The compensation committee assessed whether the Company’s employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. In doing so, the compensation committee considered that its executive compensation programs are designed with what it believes is an appropriate focus on the Company’s short-term and long-term performance. The compensation committee also considered risk mitigation elements of these programs, including the general long-term equity compensation policy of having awards of restricted stock units vest over a three year period. The results of that assessment were that the Company’s employee compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Director Nomination Policy

     Each Director Nominee was recommended to the board by the corporate governance committee for nomination. Generally, candidates for director are identified and suggested by the members of the board or management using their business networks. The board and the corporate governance committee have established that a new director nominee must have a track record in general business management, special expertise in areas of strategic interest to the Company, the ability to devote the time required and a willingness to serve in order to be recommended for board membership. In recommending candidates, the corporate governance committee considers such factors as it deems appropriate, including potential conflicts of interest, professional experience, personal character, diversity, outside commitments (for example, service on other boards) and particular areas of expertise, all in the context of the needs of the board. Although the Company does not have a policy regarding diversity, the corporate governance committee and the board believes that it is essential that individual board members represent diverse opinions, perspectives, professional experiences and backgrounds.

     The corporate governance committee does not have a policy with regard to consideration of director candidates recommended by shareholders. The Company does not believe that it is necessary for the corporate governance committee to have such a policy because to date, the Company has not received any recommendations from shareholders requesting that the corporate governance committee consider a candidate for inclusion among the slate of nominees in the Company’s Proxy Statement, the directors are elected by a majority of the votes cast in person or by proxy at a meeting at which a quorum is present, and the Company is effectively controlled by Mr. Mitchell. The corporate governance committee will consider all proposed nominees for the board, including those put forward by shareholders. Shareholder nominations should be addressed to the corporate governance committee in care of Chad D. Burkhardt, Vice President, General Counsel and Corporate Secretary, TransAtlantic Petroleum Ltd., c/o TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, TX 75001.

Communication with the Board of Directors

     Shareholders or other interested parties may communicate directly with one or more members of the Company’s board, or the non-executive directors as a group, by writing to the director or directors at the following address: in care of Chad D. Burkhardt, Vice President, General Counsel and Corporate Secretary TransAtlantic Petroleum Ltd., Attn: Board of Directors or the name of the individual director or directors, c/o TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, TX 75001. The Company will forward the communication on a confidential basis to the appropriate directors.

Executive Officers

     The Company’s executive officers are appointed by the board of directors and hold office until their successors are chosen and qualify. The following table and text sets forth certain information with respect to the Company’s executive officers as of April 3, 2017, other than Mr. Mitchell, whose information is set forth above under “Director Nominees”:

Name	Age	Positions
Chad D. Burkhardt	43	Vice President, General Counsel and Corporate Secretary
Todd C. Dutton	63	President
Christopher R. Elmore	38	Interim Principal Accounting and Financial Officer
Harold “Lee” Muncy	64	Vice President of Geosciences

     Chad D. Burkhardt has served as the Company’s vice president, general counsel and corporate secretary since August 2015.  From 2008 until August 2015, Mr. Burkhardt served as partner in the corporate department of Baker Botts L.L.P., where he advised clients on various corporate transactions including corporate securities offerings, mergers and acquisitions and various public company filings.  Mr. Burkhardt brings significant cross-border and international transaction experience from a variety of industries ranging from oil and gas exploration, midstream, and oil field services to high-tech and start-up companies. Mr. Burkhardt is a graduate of Texas A&M University and Duke University School of Law.

     Todd C. Dutton has served as our president since May 2014. Mr. Dutton has served as president of Longfellow Energy, LP, a Dallas, Texas-based independent oil and natural gas exploration and production company owned by the Company's chairman and chief executive officer, N. Malone Mitchell 3rd and his family, since January 2007, where his primary responsibility is to originate and develop oil and natural gas projects. He brings 39 years of experience in the oil and natural gas industry, focusing on exploration, acquisitions and property evaluation. He has served in various supervisory and management roles at Texas Pacific Oil

Company, Coquina Oil Corporation, BEREXCO INC. and Riata Energy, Inc. Mr. Dutton earned a B.B.A. in Petroleum Land Management from the University of Oklahoma.

     Christopher R. Elmore has served as interim principal accounting and financial officer since September 2016, and as vice president accounting and corporate controller since May 2013.  Mr. Elmore previously served as an audit senior manager with KPMG LLP, where he worked for twelve years in positions of increasing responsibility in the Dallas, Texas audit practice and KPMG LLP’s U.S. accounting and reporting groups in Zurich and London.  Mr. Elmore holds a B.S. degree in Accounting and Finance from Florida State University and is a certified public accountant.

     Harold “Lee” Muncy has served as the Company’s vice president of geosciences since June 2014. Mr. Muncy previously served as vice president, exploration for the Bass Companies, a group of Fort Worth, Texas-based independent oil and natural gas exploration and production companies, where he worked from 2000 to 2012. He brings more than 35 years of geological experience in the oil and natural gas industry, where he has focused on exploration, exploitation and worldwide transactions. He began his career as a geologist with Mobil Oil Corporation and served as exploration manager for Fina Oil & Chemical Company and vice president of exploration and land for TransTexas Gas Corp. Mr. Muncy earned a B.S. and an M.S. in Geology & Mineralogy from The Ohio State University.

Compensation of directors

Elements of Director Compensation

     In 2016, all directors, including the chairman, receive a fee of $67,500 each year, consisting of $25,000 in cash paid in each of June and December, and $42,500 of which is paid in the form of restricted stock units issued under the TransAtlantic Petroleum Ltd. 2009 Long-Term Incentive Plan (the “Incentive Plan”). The chairman of the Company’s audit committee receives an additional annual fee of $22,500 in cash. In addition, directors serving on an ad hoc special committee receive a $1,000 cash fee for each special committee meeting attended. Directors do not receive extra compensation for serving on the audit, compensation or corporate governance committees of the board or for serving as chairman of the compensation committee or corporate governance committee. Directors are reimbursed for travel and other expenses directly associated with Company business.

Fiscal Year 2016 Director Compensation Table

     The following table provides information regarding director compensation during 2016. Mr. Mitchell serves as chairman of the board and the Company’s chief executive officer. Mr. Mitchell received non-employee director compensation for his 2016 service as chairman and has elected not to receive additional compensation for his services as chief executive officer. His compensation is reported in the Fiscal Year 2016, 2015 and 2014 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Bob G. Alexander	37,000	38,566	75,566
Brian E. Bayley	25,000	38,566	63,566
Charles J. Campise	57,500	38,566	96,066
Marlan W. Downey	25,000	38,566	63,566
Jonathon T. Fite	0	0	0
Gregory K. Renwick	56,000	38,566	94,566
Mel G. Riggs	37,000	38,566	75,566
Randall Rochman	0	0	0

(1)

Amounts shown do not reflect compensation actually received by the directors. Rather, the amounts represent the aggregate grant date fair value of restricted stock units computed in accordance with Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation (“ASC 718”). The grant date fair value of the restricted stock unit is equal to the number of Common Shares underlying the restricted stock unit multiplied by the closing price of the Common Shares on the NYSE MKT on the date of grant. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.

(2)	The amounts in this column reflect a grant of restricted stock units on July 19, 2016, which vested in full on June 28, 2017.
(3)	The chart below shows the aggregate number of outstanding restricted stock units held by each non-employee director as of December 31, 2016.

Director	Number of Common Shares Subject to Stock Awards
Alexander	48,207
Bayley	48,207
Campise	48,207
Downey	48,207
Fite	0
Renwick	48,207
Riggs	48,207
Rochman	0

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

     This section contains a discussion of the material elements of the Company’s executive compensation program for 2016 for: (i) its chief executive officer, N. Malone Mitchell 3rd, (ii) its interim principal accounting and financial officer, Christopher R. Elmore, (iii) its former chief financial officer, Wil F. Saqueton, and (iv) its three other most highly compensated executive officers, Todd C. Dutton, Chad D. Burkhardt and Harold L. Muncy, (collectively, the “named executive officers”).

Executive Summary

     Mr. Mitchell serves as chairman of the board and as the Company’s chief executive officer. Mr. Mitchell received director compensation for his 2016 service as chairman and has elected not to receive additional compensation for his services as chief executive officer. As a result, the following references to named executive officers in this Compensation Discussion and Analysis do not include Mr. Mitchell.

     On July 19, 2016, consistent with the Company’s annual historical equity grant process, the compensation committee made discretionary awards of restricted stock units to all eligible employees, including the named executive officers, to reward services performed during 2015.  The compensation committee awarded Messers. Burkhardt, Dutton, Elmore and Muncy a number of restricted stock units equal to 25% of each of their base salary actually received in 2015 divided by $3.92 per restricted stock unit, which was the price set by the Company’s compensation committee. Additionally, pursuant to the terms of Mr. Saqueton’s compensation arrangement with the Company, the compensation committee awarded Mr. Saqueton a number of restricted stock units equal to 100% of his base salary actually received in 2015 divided by $3.92 per restricted stock unit.

Executive Compensation Philosophy

     The Company’s executive compensation program is designed to attract, motivate and retain talented executives. The Company’s pay for performance philosophy focuses executives’ efforts on achieving strategic corporate goals without encouraging excessive risk taking. During 2016, executive compensation was not tied to specific financial performance metrics, but the compensation committee focused on the contributions of the executives to the Company’s strategy and took into consideration the Company’s overall financial performance. The compensation committee, which consists entirely of independent board members, controls the executive compensation program for the named executive officers, as well as for the Company’s other officers and employees. The Company’s executive compensation objectives are to:

•	pay for performance without excessive risk;

•	attract, retain and motivate superior executives;
•	pay competitive levels of salary; and
•	align the interests of management with the interests of the Company’s shareholders through grants of restricted stock units.

Process of Determining Compensation

     The Company’s compensation committee determines executive compensation. The Company’s chairman and other members of its board may also participate in compensation committee meetings to provide their evaluation of the performance of the Company’s executive officers and their contributions to the Company’s business strategy, and the Company’s chief executive officer provides compensation recommendations as to executive officers other than himself. Management plays a significant role in this process, through evaluating employee performance, recommending salary levels, discretionary cash bonuses and restricted stock unit awards and preparing meeting information for use in compensation committee meetings. Although the compensation committee has not retained a compensation consultant, it may do so in the future.

Shareholder Say-on-Pay Votes

     When reviewing its compensation decisions and policies, the compensation committee considered the most recent advisory vote of the Company’s shareholders on executive compensation at the Company’s 2014 Annual Meeting of Shareholders. Of those shareholders voting, on an advisory basis, for or against the proposal, approximately 99% voted to approve the Company’s executive compensation. The compensation committee believes this affirms shareholders’ support of its approach to executive compensation and did not materially change its approach in 2016.  The compensation committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers. The Company’s next say-on-pay vote will be at the Company’s 2017 Annual Meeting of Shareholders.

Elements of Executive Compensation

     The 2016 executive compensation program consisted of base salary and restricted stock units. Executives also received standard employee benefits. The value of the restricted stock units granted is generally equal to 25% of the employee’s base salary during the preceding year, with a minimum value per restricted stock unit granted. The compensation committee relies on each committee member’s knowledge and experience as well as information provided by management when determining the appropriate level and mix of compensation. In general, the compensation committee believes that long-term equity compensation should be emphasized over short-term cash bonus compensation for the Company’s executive officers. The Company has not adopted formal share ownership guidelines for its named executive officers, but the Company believes that named executive officers owning shares helps align their interests with those of long-term shareholders. As of March 17, 2017, Mr. Mitchell beneficially owned approximately 48.1% of the Company’s Common Shares.

     Base Salaries. The Company’s compensation committee reviews and sets base salaries annually. When determining base salary levels for the named executive officers, the compensation committee reviews their performance and contribution to the achievement of corporate objectives. The compensation committee does not retain a compensation consultant nor prepare a benchmarking report in connection with base salary determinations. Rather, the compensation committee relies on its experience to set base salaries in line with what it believes are competitive salaries for similarly situated executives in the industry. Mr. Mitchell has elected to not receive compensation for his services as chief executive officer of the Company.  There were no changes to the Company’s executive officers base salaries except for the following:  Mr. Dutton received an 11% raise in 2016; and Mr. Muncy agreed to a 50% reduction in his base salary due to the decline in the energy markets.

     Short-Term Cash Bonuses. In addition to base salaries, the Company may award cash bonuses on a discretionary basis to its employees, including the named executive officers. For the named executive officers other than the Company’s chief executive officer, the compensation committee, in consultation with the Company’s chief executive officer, recommends cash bonuses for the board’s approval. The compensation committee does not review the performance of Mr. Mitchell, the Company’s chief executive officer, as he has elected not to receive compensation for his services as chief executive officer.

     The compensation committee may award discretionary cash bonuses based on the officer’s performance, the officer’s general contributions to achieving corporate goals and the Company’s achievement of goals set by the board of directors. The compensation committee does not assign any specific weights to these measures or use a formula to determine bonus amounts. The compensation committee awarded discretionary cash bonuses for 2016 as reflected in the table below. These were discretionary bonus amounts awarded as a holiday bonus based on a percentage of compensation to all Company employees, except Mr. Dutton. The bonus amount for Mr. Dutton included a bonus of $37,133 as compensation for his services provided under the Services Agreement (as defined below), which was reimbursed by Riata (as defined below).  For Mr. Muncy, his bonus was calculated based on his previous salary of $300,000 instead of his reduced annual salary for 2016 to provide some additional compensation for his agreement to take a decrease in pay for the year. The discretionary bonus amounts were:

Mr. Burkhardt	$11,538
Mr. Dutton	$37,500
Mr. Elmore	$6,832
Mr. Muncy	$11,538
Mr. Saqueton	$0

     Long-Term Equity Compensation. The Company’s board of directors designed its long-term equity compensation policy to ensure that equity compensation rewards the Company’s employees’ contributions to the long-term positive performance of the Company and is intended to align the Company’s executives’ interests with its shareholders’ interests. The long-term equity compensation policy is also designed to attract and retain qualified professionals throughout the Company and to attract and retain skilled, dedicated employees, while being able to pay modest salaries and create a meaningful ownership stake in the Company. The long-term equity compensation policy awards the Company’s executives restricted stock units that provide them with an opportunity to earn the Company’s Common Shares. The compensation committee believes this structure provides greater balance and stability to the Company’s long-term equity for executives. It also provides a form of long-term compensation that aids retention, encourages long-term value creation and aligns financial interests with shareholders without encouraging excessive risk taking.

     Long-term equity awards are granted by the compensation committee pursuant to the Incentive Plan. The compensation committee grants restricted stock units annually to eligible employees, including the named executive officers. The value of the restricted stock units granted is generally equal to 25% of the employee’s base salary during the preceding year, with a minimum value per restricted stock unit granted.  Effective January 1, 2015, the minimum value per restricted stock unit granted was raised to $10.00 from $1.00 to account for our 1 for 10 reverse stock split effective March 6, 2014, except for awards granted in July 2016 which had a minimum floor of $3.92 per restricted stock unit.

     In accordance with this policy, on July 19, 2016, the compensation committee made awards of restricted stock units to the named executive officers.  The compensation committee calculated the number of restricted stock units to be awarded using a price of $3.92 per restricted stock unit. Messrs. Burkhardt, Dutton, Elmore and Muncy received a grant of 6,623, 7,925, 11,328 and 19,133 restricted stock units, respectively, which was equal to 25% of each of their base salary actually received in 2015 divided by $3.92 per restricted stock unit. Pursuant to his compensation arrangement with the Company, Mr. Saqueton received a grant of 61,874 restricted stock units, which was equal to 100% of his base salary actually received in 2015 divided by $3.92 per restricted stock unit. The grant date fair value of these awards was equal to the number of restricted stock units granted multiplied by the closing price of the Company’s Common Shares on the NYSE MKT, which was $0.80 on July 19, 2016, the date of grant.  The fair values of these awards were:

Mr. Burkhardt	$5,298
Mr. Dutton	$6,340
Mr. Elmore	$6,832
Mr. Muncy	$15,306
Mr. Saqueton	$49,499

     The restricted stock units awarded to the Company’s named executive officers generally vest in three annual installments and are subject to the continued employment of the named executive officer through each such restricted period.

     The compensation committee also has the authority to approve additional discretionary grants to the named executive officers to award performance and ensure that the number of awards granted to any particular individual is commensurate with the individual’s level of ongoing responsibility within the Company. Long-term equity awards are also generally awarded to key employees by the compensation committee upon the commencement of employment with the Company based on the level of responsibility of the employee. The compensation committee did not grant additional discretionary awards to named executive officers for exceptional service in 2016.

Employee Benefits

     The Company offers core employee benefits coverage in order to provide its global workforce with a reasonable level of financial support in the event of illness or injury and to enhance productivity and job satisfaction through programs that focus on work/life balance. The benefits available are substantially the same for all U.S. employees and include medical and dental coverage. In addition, the Company offers a 401(k) plan, which provides a reasonable level of retirement income reflecting employees’ careers with the Company. U.S. employees are eligible to participate in these plans.

Compensation Committee Interlocks and Insider Participation

     The compensation committee is comprised of Messrs. Alexander, Bayley, Fite and Riggs. During 2016, no member of the compensation committee was or had been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. None of the Company’s executive officers served as a director or member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company’s compensation committee or as one of its directors.

Compensation Committee Report on Executive Compensation

     The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the compensation committee.

COMPENSATION COMMITTEE

Bob G. Alexander, Chairman

Brian E. Bayley

Jonathon Fite

Mel Riggs

Fiscal Year 2016, 2015 and 2014 Summary Compensation Table

     The following Fiscal Year 2016, 2015 and 2014 Summary Compensation Table contains information regarding compensation for 2016, 2015 and 2014 that the Company paid to its named executive officers. Riata Management, LLC (“Riata”) pays for any portion of the salary, cash bonus and benefits earned by the named executive officers as a results of their provision of services to Riata or its affiliates pursuant to that certain service agreement, as amended (the “Service Agreement”), effective May 1, 2009, with Longfellow, Viking Drilling LLC (“Viking Drilling”), MedOil Supply, LLC and Riata. See “—Certain Relationships and Related Transactions—Service Agreement” below for additional information. Mr. Mitchell and his wife own 100% of Riata.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)(3)	Total ($)
N. Malone Mitchell 3rd(4) Chairman of the Board and Chief Executive Officer	2016 2015 2014	25,000 25,000 37,500	0 0 0	38,566 41,960 37,502	1,494,000 2,654,000 2,944,000	1,557,566 2,720,960 3,019,002

Christopher R. Elmore(5) Interim Principal Accounting and Financial Officer	2016	177,625	6,832	9,062	5,197	198,716

Wil F. Saqueton(6) Former Vice President and Chief Financial Officer	2016 2015 2014	175,615 252,969 242,548	0 0 124,163	49,499 182,982 241,126	35,373 16,449 15,837	260,487 452,400 623,674

Chad D. Burkhardt Vice President, General Counsel and Corporate Secretary	2016 2015	300,000 103,846	11,538 0	5,298 186,060	10,695 10,219	327,531 300,125

Todd Dutton(7) President	2016 2015 2014	250,000 225,960 96,701	37,500 0 39,346	6,340 18,237 0	22,192 8,654 4,541	316,032 252,851 294,520
Harold L. Muncy Vice President of Geosciences	2016 2015 2014	137,651 311,538 138,462	11,538 0 57,054	15,306 26,117 88,785	16,114 21,732 10,219	180,609 359,387 294,520

(1)

Amounts shown do not reflect compensation actually received by the named executive officers. Rather, the amounts represent the aggregate grant date fair value of restricted stock units computed in accordance with ASC 718. The grant date fair value of the restricted stock unit is equal to the number of Common Shares underlying the restricted stock unit multiplied by the closing price of the Common Shares on the NYSE MKT on the date of grant. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.

(2)

For the named executive officers other than Mr. Mitchell, these amounts consist of Company-paid portions of insurance premiums, Company contributions to a 401(k) savings plan, Company-paid international travel incentives and reimbursement for cell phone expenses.

(3)

For Mr. Mitchell, the amounts shown consist of approximately $1.5 million in 2016, $2.7 million in 2015 and $2.9 million in 2014 reimbursed to Riata pursuant to the Service Agreement, which includes payments to Riata for salaries and benefits for employees of Riata who provided technical and administrative services to the Company under the Service Agreement, other than the Company’s named executive officers, and an allocation of Riata’s overhead to the Company. Such amounts do not reflect actual payments made to Mr. Mitchell for his services as an employee or a director. See “Certain Relationships and Related Transactions—Service Agreement” below for a description of the material terms of the Service Agreement.

(4)

The amounts shown in the “Salary” and “Stock Awards” columns represent director compensation paid to Mr. Mitchell for his service as chairman of the board. Mr. Mitchell was appointed chief executive officer in May 2011 and has elected not to receive additional compensation for his service as chief executive officer.

(5)	Mr. Elmore was named Interim Principal Accounting and Financial Officer on September 30, 2016.
(6)	Mr. Saqueton resigned effective as of September 30, 2016 and was paid $21,139 for accrued paid time off.

(7)

During 2016, the Company was reimbursed $304,567 by Riata, pursuant to the Service Agreement (as defined bleow), for a portion of the salary, cash bonus, and benefits earned by Mr. Dutton for the costs of his services provided to the Service Entities (as defined below).

Fiscal Year 2016 Grants of Plan-Based Awards Table

The table below lists each grant of a plan-based award to the Company’s named executive officers during 2016.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)
N. Malone Mitchell 3rd	7/19/2016	48,207	38,566
Wil F. Saqueton	7/19/2016	61,874	49,499
Chad D. Burkhardt	7/19/2016	6,623	5,298
Todd Dutton	7/19/2016	7,925	6,340
Christopher R. Elmore	7/19/2016	11,328	9,063
Harold L. Muncy	7/19/2016	19,133	15,306

(1)	These are restricted stock units awarded pursuant to the Incentive Plan.

Discussion Regarding Fiscal Year 2016, 2015 and 2014 Summary Compensation Table and Fiscal Year 2016 Grants of Plan-Based Awards Table

Indemnification Agreements

     The Company has indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Company to indemnify each director and executive officer to the fullest extent permitted by the Bermuda Companies Act 1981 or other applicable law, against any and all expenses of a proceeding, in the event that such person was, is or becomes a party to or witness or other participant in such proceeding by reason of such person’s service as a member of the Company’s board of directors or as an executive officer.

Fiscal Year 2016 Outstanding Equity Awards At Fiscal Year-End Table

     The following table lists all of the outstanding stock awards held on December 31, 2016 by each of the Company’s named executive officers. The table also includes the value of the stock awards based on the closing price of the Company’s Common Shares on the NYSE MKT on December 30, 2016, which was $1.11 per share. Each award consists of restricted stock units granted under the Incentive Plan.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
N. Malone Mitchell 3rd	7/19/2016(1)	48,207	53,510
Chad D. Burkhardt	9/28/2015(2)	40,404	44,848
	7/19/2016(3)	6,623	7,352
Todd C. Dutton	3/17/2015(4)	2,370	2,631
	7/19/2016(3)	7,925	8,797
Christopher R. Elmore	3/28/2014(5)	1,006	1,117
	3/17/2015(4)	4,335	4,812
	7/19/2016(3)	11,328	12,574
Harold L. Muncy	3/17/2015(6)	5,769	6,404
	3/17/2015(4)	3,394	3,767
	7/19/2016(3)	19,133	21,238

(1)	Vests in full on June 28, 2017.
(2)	One-half vests on August 24, 2017, and the final half will vest on August 24, 2018.
(3)	One-third vests on January 15, 2018, another third vests on January 15, 2019, and the final third will vest on January 15, 2018.

(4)	One-half vests on January 15, 2017, and the final half will vest on January 15, 2018.
(5)	Vested on January 15, 2017.
(6)	Vests on June 10, 2017. This grant relates to Mr. Muncy’s sign-on bonus, which was included in his 2014 compensation.

Fiscal Year 2016 Option Exercises and Stock Vested Table

The following table summarizes vesting of stock awards for each named executive officer during 2016:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
N. Malone Mitchell, 3rd	7,685	7,378
Chad D. Burkhardt	20,202	14,950
Todd C. Dutton	1,185	1,001
Christopher R. Elmore	5,395	4,524
Harold L. Muncy	7,466	6,942

(1)

Amounts shown reflect the value of vested restricted stock units calculated by multiplying the gross number of vested restricted stock units shown in the column “Number of Shares Acquired on Vesting” by the closing price of the Company’s Common Shares on the NYSE MKT on the date of vesting.

Equity Compensation Plan Information

     The following table sets forth the number of Common Shares to be issued upon the vesting of restricted stock units issued pursuant to the Incentive Plan and the number of Common Shares remaining available for future issuance under the Incentive Plan, at December 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plan approved by security holders	700,955	$—	4,030,268(2)
Equity compensation plan not approved by security holders	—	—	—
Total	700,955	$—	4,030,268

(1)	The only awards outstanding are restricted stock units, which have no exercise price.
(2)

Pursuant to the Incentive Plan, the maximum aggregate number of Common Shares reserved for issuance under the Incentive Plan may not exceed 10% of Common Shares outstanding from time to time. As of December 31, 2016, there were 47,220,525 Common Shares outstanding. The number of Common Shares issuable pursuant to the Incentive Plan automatically increases as the number of issued and outstanding Common Shares increases. As of April 3, 2017, there were 47,312,231 Common Shares outstanding and 700,955 Common Shares (less than 1.0% of the outstanding Common Shares) underlying restricted stock units awarded pursuant to the Incentive Plan. As of April 3, 2017, there were 4,030,268 Common Shares remaining available for future issuances under the Incentive Plan.

Potential Payments upon Termination or Change of Control

     Set forth below are the amounts that then-serving named executive officers would have received if specified events had occurred on December 31, 2016. In calculating the amounts in the table, the Company based the stock distribution values on a price of $1.11 per share, which was the closing price of the Company’s Common Shares on the NYSE MKT on December 30, 2016.

Name	Payment(1)	Termination Following a Change in Control ($)	Death ($)	Disability ($)
N. Malone Mitchell, 3rd	Restricted Stock Units	53,510	53,510	53,510

Chad D. Burkhardt	Restricted Stock Units	52,200	52,200	52,200

Todd Dutton	Restricted Stock Units	11,428	11,428	11,428

Christopher R. Elmore	Restricted Stock Units	18,503	18,503	18,503

Harold L. Muncy	Restricted Stock Units	31,409	31,409	31,409

(1)

Represents the acceleration of vesting of unvested restricted stock units as of December 31, 2016. The value shown is equal to the number of restricted stock units multiplied by $1.11 per share, which was the closing price of the Common Shares on the NYSE MKT as of December 30, 2016.

 Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our directors, executive officers, and any persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulations require executive officers, directors and greater than 10% shareholders to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished or available to us, we believe that our directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements for the year ended December 31, 2016, except as follows: Mr. Mitchell filed a late Form 4 on January 8, 2016, and a late Form 4 on June 14, 2016.

Certain Relationships and Related Transactions

     During 2016, the Company had various related-party transactions with its chairman and chief executive officer, Mr. Mitchell, and various companies formed and owned or controlled by Mr. Mitchell that are primarily focused on investing in energy opportunities. The various companies that Mr. Mitchell owns or controls and his relationship with the companies, as well as a description of the material terms of the transactions are included below.

•	Mr. Mitchell and his wife own 100% of Riata.
o	Riata owns 100% of MedOil Supply, LLC.
•	Mr. Mitchell and his wife indirectly own 100% of Dalea.
o	Dalea owns 85% of Viking Drilling.
•	Mr. Mitchell and his children indirectly own 90.8% of Dalea Investment Group, LLC (“Dalea Investment”).
o	Dalea Investment owns 100% of Production Solutions International Petrol Arama Hizmetleri Anonim Sirketi (“PSIL”)
•	Mr. Mitchell, his wife and children indirectly own 100% of Longfellow.
•	Mr. Mitchell, his wife and children indirectly own 100% of Pinon Foundation.
•	Mr. Mitchell and his children own 97.5% of Gundem Turizm Yatirim ve Isletme A.S. (“Gundem”).
•	Mr. Mitchell and trusts established for the benefit of his children own 100% of MAANBE LLC.
•	Mr. Mitchell indirectly owns 50% of Maritas A.S. (“Maritas”).
•	Prior to March 3, 2016, Mr. Mitchell owned 50% of Viking Services Management, Ltd. (“Viking Management”).
•	Prior to March 3, 2016, Mr. Mitchell indirectly owned 50% of Viking Petrol Sahasi Hizmetleri A.S. (“VOS”).
•	Prior to March 3, 2016, Mr. Mitchell indirectly owned 50% of Viking International Limited (“Viking International”).

•	Prior to March 3, 2016, Mr. Mitchell indirectly owned 50% of Viking Geophysical Services, Ltd. (“Viking Geophysical”).
•	Mr. Mitchell and his wife manage ANBE, LLC, which is the general partner of ANBE.

Service Agreement

     The Company is a party to the Service Agreement with Longfellow, Viking Drilling, MedOil Supply, LLC and Riata (collectively , the “Service Entities”), under which the Company and the Service Entities agreed to provide technical and administrative services to each other from time to time on an as-needed basis. Under the terms of the Service Agreement, the Service Entities agreed to provide the Company upon its request certain computer services, payroll and benefits services, insurance administration services and entertainment services, and the Company and the Service Entities agreed to provide to each other certain management consulting services, oil and natural gas services and general accounting services (collectively, the “Services”). Under the terms of the Service Agreement, the Company pays, or is paid, for the actual cost of the Services rendered plus the actual cost of reasonable expenses on a monthly basis. The Company or the Service Entities may terminate the Service Agreement at any time by providing advance notice of termination to the other party.

     Pursuant to the Service Agreement, a portion of the salary, cash bonus and benefits earned by certain of the Company’s named executive officers is paid by the Company, and Riata reimburses the Company for the actual cost of the services performed by certain named executive officers for any of the Service Entities. In 2016, Riata reimbursed the Company $304,567 for a portion of the salary, cash bonus and benefits provided to certain named executive officers.  In addition, pursuant to the Service Agreement, a portion of the salary, cash bonus and benefits earned by certain family members of Mr. Mitchell is paid by Riata, and the Company reimburses Riata for the costs of the services performed by certain family members for the Company.  In 2016, the Company reimbursed Riata $50,479 for a portion of the salary, cash bonus and benefits provided to Mr. Mitchell’s son, daughter, daughter-in-law, nephew, niece, sister-in-law and brother-in-law.

     For 2016, the Company recorded expenditures of $1.5 million for goods and Services provided by the Service Entities pursuant to the Service Agreement or other arrangements described below, including salary, bonus and benefits reimbursements identified in the prior paragraph, of which $0.3 million was payable at December 31, 2016. Payables in the amount of $0.3 million due under the Service Agreement at December 31, 2016 were settled in cash during the first quarter of 2017. Receivables in the amount of $0.5 million due to the Company from the Service Entities at December 31, 2016 were settled in cash during the first quarter of 2017.

The following table provides a breakdown of reimbursements of actual costs and expenses made by the Company during 2016 to the Service Entities under the Service Agreement:

Service Agreement Category	For the Year Ended December 31, 2016
(in thousands)
Salaries and benefits for employees, other than named executive officers	$443
Software development	443
Office equipment and supplies	50
Allocated overhead	269
Travel and entertainment	34
Rent	176
Other	79
Total	$1,494

Aircraft Reimbursements

     In addition, the Company and Riata have an arrangement whereby the Company’s executive officers, employees, or consultants, or other persons providing Services to the Company under the Service Agreement, are permitted to use aircraft owned by Riata for Company-related business travel. For the use of this aircraft, the Company reimburses Riata an amount per passenger equal to the cost of a business class ticket on a commercial airline for comparable travel. Riata bears 100% of the cost of fuel, landing fees and all other expenses incurred in connection with such flights in excess of the amount reimbursed by the Company. In each case, the actual cost of the flight exceeded the amount of the reimbursement by the Company. For 2016, the Company did not incur any related costs with respect to the use of any aircraft, and as such did not reimburse Riata for any expenses it incurred on the Company’s behalf.

Other Transactions with Mr. Mitchell

     Effective January 1, 2011, the Company’s wholly owned subsidiary, TransAtlantic Exploration Mediterranean International Pty Ltd (“TEMI”), entered into an accommodation agreement under which it leases six rooms at a Turkish real estate property owned by Gundem. Under the accommodation agreement, TEMI pays the New Turkish Lira equivalent of $6,000 per month. In 2016, TEMI paid approximately $72,000 to Gundem pursuant to the accommodation agreement.

     On August 23, 2011, the Company’s wholly owned subsidiary, TransAtlantic Petroleum (USA) Corp. (“TransAtlantic USA”), entered into an office lease with Longfellow to lease approximately 5,300 square feet of corporate office space in Addison, Texas. The initial lease term under the lease commenced on July 1, 2013, the date that TransAtlantic USA subleased a portion of its previous office space in Dallas, Texas (the “Commencement Date”). The lease expires five years after the Commencement Date, unless earlier terminated in accordance with the lease. During the initial lease term, TransAtlantic USA will pay monthly rent of $6,625 to Longfellow plus, utilities, real property taxes and liability insurance premiums. Prior to the Commencement Date, no rent, utilities, real property taxes and/or liability insurance premiums were required to be paid to Longfellow under the lease. In 2016, TransAtlantic USA paid approximately $79,500 to Longfellow pursuant to the office lease.

     On June 13, 2012, the Company closed the sale of its oilfield services business, which was substantially comprised of the Company’s wholly owned subsidiaries, Viking International and Viking Geophysical, to a joint venture owned by Dalea and funds advised by Abraaj Investment Management Limited for an aggregate purchase price of $168.5 million, consisting of approximately $157.0 million in cash and a $11.5 million promissory note from Dalea (the “Original Note”). The promissory note bore interest at a rate of 3.0% per annum and was guaranteed by Mr. Mitchell. The promissory note was payable five years from the date of issuance or earlier upon the occurrence of certain specified events. In 2016, Dalea paid the Company $270,251 in interest. At December 31, 2016, the promissory note had an outstanding principal balance of $7.6 million.

     On June 13, 2012, the Company also entered into separate master services agreements with each of Viking International, VOS and Viking Geophysical in connection with the sale of its oilfield services business. Pursuant to the master services agreements with Viking International and VOS, the Company is entitled to receive certain oilfield services and materials, including, but not limited to, drilling rigs and fracture stimulation, that are needed for its operations in Bulgaria and Turkey. Pursuant to the master services agreement with Viking Geophysical, the Company is also entitled to receive geophysical services and materials that are needed for our operations in those countries. Each master services agreement is for a five-year term. Currently, the Company can contract for services and materials on a firm basis and, to the extent that it does not contract for all of their services or materials, Viking International, VOS and Viking Geophysical are allowed to contract with third parties for any remaining capacity. After March 3 2016, the Company paid Viking International, VOS and Viking Geophysical approximately $1.4 million under the master service agreements.

     On April 5, 2013, TransAtlantic USA entered into an office lease with Longfellow to lease approximately 4,700 square feet of additional corporate office space in Addison, Texas. The initial lease term expires April 5, 2018, unless earlier terminated in accordance with the lease. In 2015, TransAtlantic USA paid monthly rent of $8,055 to Longfellow plus, utilities, real property taxes and liability insurance premiums. In 2016, TransAtlantic USA paid approximately $96,660 to Longfellow pursuant to the office lease.

     On January 2, 2014, TransAtlantic Albania Ltd. – Albanian branch (formerly Stream Oil & Gas Ltd. – Albanian branch) (“TransAtlantic Albania”) entered into a drilling contract with Viking International for the drilling of the D34H1 well in Albania. In 2015, TransAtlantic Albania incurred costs of approximately $8.4 million under the drilling contract, of which $3.5 million was payable at December 31, 2015. In February 2016, TransAtlantic Albania was sold to GBC Oil Company Ltd. (“GBC Oil”). Prior to the sale, TransAtlantic Albania entered into an assignment and assumption agreement pursuant to which TransAtlantic Albania will assign its Delvina natural gas assets and $12.9 million of associated liabilities, which include amounts outstanding under the drilling contact with Viking International. On April 19, 2016, the Company entered into an assignment agreement with Dalea whereby Dalea assigned the approximately $3,536,000 account payable owed by TransAtlantic Albania to the Company. Such account payable was used to offset the amounts due under the Dalea promissory note.

     On March 26, 2014, TEMI and Thrace Basin Natural Gas (Turkiye) Corporation (“TBNG”) entered into an equipment yard services agreement with Viking International whereby Viking International provides them with the services related to the use of Viking International’s equipment yards in the Thrace Basin and in southwestern Turkey. The equipment yard services agreement was effective April 1, 2014 and had an initial one-year term, and per the terms of the agreement, renews automatically for additional twelve-month periods unless earlier terminated.  Under the agreement, TEMI and TBNG will each paid Viking International $20,355 per month. In 2016, TEMI and TBNG each paid approximately $81,000 to Viking International pursuant to the equipment yard services agreement.

     On March 3, 2016, Mr. Mitchell closed a transaction whereby he sold his interest in Viking Services B.V. (“Viking Services”), the beneficial owner of Viking International, VOS and Viking Geophysical, to a third party. As part of the transaction, Mr. Mitchell acquired certain equipment used in the performance of stimulation, wireline, workover and similar services, which equipment will be owned and operated by a new entity, PSIL. Consequently, on March 3, 2016, TEMI entered into a master services agreement (the

“PSIL MSA”) with PSIL on substantially similar terms to the Company’s current master services agreements with Viking International, VOS and VGS. Pursuant to the PSIL MSA, PSIL will perform the Services on behalf of TEMI and its affiliates.  The master services agreements with each of Viking International, VOS and Viking Geophysical will remain in effect through the remainder of the five-year term of the agreements.  In 2016, the Company paid PSIL approximately $4.1 million under the PSIL MSA.

     On April 19, 2016, the Company entered into a note amendment agreement (the “Note Amendment Agreement”) with Mr. Mitchell and Dalea, pursuant to which Dalea agreed to deliver an Amended and Restated Promissory Note (the “Amended Note”) in favor of the Company, in the principal sum of $7,964,053.21, which Amended Note would amend and restate the Original Note. The Note Amendment Agreement reduced the principal amount of the Original Note to $7,964,053.21 in exchange for the cancellation of an account payable of approximately $3.5 million (the “Account Payable”) owed TransAtlantic Albania to Viking International.  The Company had indemnified a third party for any liability relating to the payment of the Account Payable.

     Pursuant to the Note Amendment Agreement, on April 19, 2016, the Company entered into the Amended Note, which amended and restated the Original Note that was issued in connection with the Company’s sale of its subsidiaries, Viking International and Viking Geophysical, to a joint venture owned by Dalea and Abraaj Investment Management Limited in June 2012. In the Amended Note, the Company and Dalea acknowledged that (i) while the sale of Dalea’s interest in Viking enabled the Company to take the position that the Original Note was accelerated in accordance with its terms, the principal purpose of including the acceleration events in the Original Note was to ensure that certain oilfield services provided by Viking Services to the Company would continue to be available to the Company, and (ii) such services will now be provided pursuant to the PSIL MSA. As a result, the Amended Note revised the events triggering acceleration of the repayment of the Original Note to the following: (i) a reduction of ownership by Dalea (and other controlled affiliates of Mr. Mitchell) of equity interest in PSIL to less than 50%; (ii) the sale or transfer by Dalea or PSIL of all or substantially all of its assets to any person (a “Transferee”) that does not own a controlling interest in Dalea or PSIL and is not controlled by Mr. Mitchell (an “Unrelated Person”), or the subsequent transfer by any Transferee that is not an Unrelated Person of all or substantially all of its assets to an Unrelated Person; (iii) the acquisition by an Unrelated Person of more than 50% of the voting interests of Dalea or PSIL; (iv) termination of the PSIL MSA other than as a result of an uncured default thereunder by TEMI; (v) default by PSIL under the PSIL MSA, which default is not remedied within a period of 30 days after notice thereof to PSIL; and (vi) insolvency or bankruptcy of PSIL. The maturity date of the Amended Note was extended to June 13, 2019. The interest rate on the Amended Note remains at 3.0% per annum and continues to be guaranteed by Mr. Mitchell.  The Amended Note contains customary events of default.

     In addition, pursuant to the Note Amendment Agreement, on April 19, 2016, the Company entered into a Pledge Agreement (the “Pledge Agreement”) with Dalea, whereby Dalea pledged the $2,050,000 principal amount of those certain 13% Convertible Notes Due 2017 issued by the Company owned by Dalea (the “Dalea Convertible Notes”), including any future securities for which the Dalea Convertible Notes are converted or exchanged, as security for the performance of Dalea’s obligations under the Amended Note. The Pledge Agreement provides that interest payable to Dalea under the Dalea Convertible Notes (or any future securities for which the Dalea Convertible Notes are converted or exchanged) will be credited first against the outstanding principal balance of the Amended Note and, upon full repayment of the outstanding principal balance of the Amended Note, any accrued and unpaid interest on the Amended Note.  During 2016, we reduced the principal amount of the Amended Note by $0.1 million for interest earned on the Dalea Convertible Notes.

Convertible Notes Offering

     Between December 2014 and February 2015, we sold $55.0 million of convertible notes in a non-brokered private placement, which were exchanged for Convertible Notes on February 20, 2015. Dalea purchased $2.0 million of the Convertible Notes; trusts benefitting Mr. Mitchell’s four children each purchased $2.0 million of the Convertible Notes; Pinon Foundation, a non-profit charitable organization directed by Mr. Mitchell’s spouse, purchased $10.0 million of the Convertible Notes; the three children of Brian Bayley, a director of the Company, each purchased $100,000 of the Convertible Notes; Wil Saqueton, the Company’s former vice president and chief financial officer, purchased $100,000 of the Convertible Notes; and a trust benefitting Barbara and Terry Pope, Mr. Mitchell’s sister-in-law and brother-in-law, purchased $200,000 of the Convertible Notes. During 2016, the Company paid $0.8 million in interest to these related parties.

ANBE Promissory Note

     On December 30, 2015, TransAtlantic USA entered into a $5.0 million Note (the “Note”) with ANBE, an entity owned by the children of Mr. Mitchell and controlled by an entity managed by Mr. Mitchell and his wife. The Note bears interest at a rate of 13.0% per annum. On December 30, 2015, the Company borrowed the Initial Advance of $3.6 million for general corporate purposes. On June 30, 2016, the Company issued 355,826 common shares in a private placement to ANBE in lieu of paying cash interest on the Note.

     On October 31, 2016, TransAtlantic USA entered into an amendment of the Note with ANBE (the “ANBE Amendment”). The ANBE Amendment extended the maturity date of the Note from October 31, 2016 to September 30, 2017, provided for the Note to be repaid in four quarterly installments of $0.9 million each in December 2016 and March, June and September 2017, and provided for monthly payments of interest. In addition, pursuant to the ANBE Amendment, if the sale of TBNG is completed prior to the extended maturity date of the Note, then the Company will repay the Note in full with proceeds from the sale of TBNG within five business days from the closing of the sale. As of December 31, 2016, the Company had borrowed $2.7 million under the Note and had no availability.  The ANBE Note was paid off on February 27, 2017.

Equity Transactions

     On June 30, 2016, the Company issued an aggregate of 5,773,305 Common Shares in private placements under the Securities Act. Of the 5,773,305 Common Shares, (i) 1,974,452 Common Shares were issued to Dalea, the trusts of Mr. Mitchell’s four adult children and Pinon Foundation, at their election to receive Common Shares in lieu of cash interest on the Convertible Notes; (ii) 355,826 Common Shares were issued to ANBE in lieu of cash interest on the Note and (iii) 814,627 Common Shares were issued to Dalea and the trusts of Mr. Mitchell’s four adult children for cash, which was used to pay cash interest to certain holders of the Convertible Notes.

Pledge Fee Agreements

     On August 31, 2016, DenizBank entered into a $30.0 million term loan with TEMI under the Credit Agreement (the “Term Loan”). In addition, we and DenizBank entered into additional agreements with respect to up to $20.0 million of non-cash facilities, including guarantee letters and treasury instruments for future hedging transactions.

     The Term Loan is secured by a pledge of (i) the stock of TEMI, DMLP, TransAtlantic Turkey and Talon Exploration, (ii) substantially all of the assets of TEMI, (iii) certain real estate owned by Petrogas, (iv) the Gundem real estate and Muratli real estate owned by Gundem Turizm Yatirim ve Isletmeleri A.S. (“Gundem”) and (v) the Diyarbakir real estate owned 80% by N. Malone Mitchell 3rd and 20% by Selami Erdem Uras. In addition, TEMI assigned its Turkish collection accounts and its receivables from the sale of oil to DenizBank as additional security for the Term Loan. Gundem is beneficially owned by Mr. Mitchell, his adult children, and Mr. Uras.  Mr. Uras is our vice president, Turkey.

     In connection with the pledge of the Gundem real estate and Muratli real estate to DenizBank as collateral for the Term Loan, on

August 31, 2016, the Company entered into a pledge fee agreement with Gundem (the “Gundem Fee Agreement”) pursuant to which the Company will pay Gundem a fee equal to 5% per annum of the collateral value of the Gundem real estate and Muratli real estate.

Pursuant to the Gundem Fee Agreement, the Gundem real estate has a deemed collateral value of $10.0 million and the Muratli real estate has a deemed collateral value of $5.0 million.

     In connection with the pledge of the Diyarbakir real estate to DenizBank as collateral for the Term Loan, on August 31, 2016, the

Company entered into a pledge fee agreement with Messrs. Mitchell and Uras (the “Diyarbakir Fee Agreement”) pursuant to which the Company will pay Messrs. Mitchell and Uras a fee of 5% per annum of the collateral value of the Diyarbakir real estate. Pursuant to the Diyarbakir Fee Agreement, the Diyarbakir real estate has a deemed collateral value of $5.0 million.

     Amounts payable to Mr. Mitchell under the Gundem Fee Agreement and the Diyarbakir Fee Agreement will be used to reduce the outstanding principal amount of the Amended Note. During the year ended December 31, 2016, we reduced the principal amount of the Amended Note by $0.2 million for amounts earned under the pledge fee agreements.

Series A Preferred Shares Transactions

     On November 4, 2016, the Company issued 921,000 Series A Preferred Shares. Of the 921,000 Series A Preferred Shares, (i) 815,000 shares were issued in exchange for $40.75 million of Convertible Notes, at an exchange rate of 20 Series A Preferred Shares for each $1,000 principal amount of Convertible Notes (the “Exchange Offer”), and (ii) 106,000 shares were issued and sold for $5.3 million of cash to certain holders of the Convertible Notes (the “Offering”). In the Exchange Offer, Pinon Foundation exchanged $10.0 million of the Convertible Notes for 200,000 Series A Preferred Shares; Dalea exchanged $2.1 million of the Convertible Notes for 41,000 Series A Preferred Shares; and trusts benefitting Mr. Mitchell’s four adult children each exchanged $2.0 million of the Convertible Notes for 40,000 Series A Preferred Shares. In the Offering, Pinon Foundation purchased 5,000 Series A Preferred Shares for $250,000; and each of Mr. Mitchell’s four adult children purchased 1,000 Series A Preferred Shares for $50,000.  During 2016, the Company paid $0.4 million in cash dividends on the Series A Preferred Shares to these related parties.

Policies and Procedures for Approving Related Party Transactions

     The Company’s board of directors adopted a written Related Party Transactions Policy in December 2009. In accordance with the Company’s Related Party Transactions Policy, all Related Party Transactions and any material amendments to such Related Party Transactions must be reviewed and approved by the Company’s audit committee and, if necessary, recommended to the Company’s board of directors for its approval. Alternatively, the board may determine that a particular Related Party Transaction or a material amendment thereto shall instead be reviewed and approved by a majority of directors disinterested in the Related Party Transaction. If advance audit committee approval of a Related Party Transaction is not feasible, then the Related Party Transaction may be considered and, if the audit committee determines to be appropriate, ratified at the audit committee’s next regularly scheduled meeting. In determining whether to approve, recommend or ratify a Related Party Transaction, the audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is fair to the Company, (ii) whether the audit committee has all of the material facts regarding the transaction or parties involved, (iii) whether the transaction is generally available to an unaffiliated third-party under the same or similar circumstances and cost, and (iv) the extent of the Related Party’s interest in the transaction.

     A “Related Party Transaction” means a transaction (including any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness)), or a series of transactions, or any material amendment to any such transaction, between the Company and any Related Party (as defined below), other than (i) transactions available to all employees generally; (ii) transactions involving compensation of a director or executive officer or involving an employment agreement, severance agreement, change in control provision or agreement or special supplemental benefit of a director or executive officer; (iii) transactions in which the interest of the Related Party arises solely from the ownership of a class of the Company’s equity securities and all holders of that class receive the same benefit on a pro rata basis; or (iv) transactions in which the rates or charges involved therein are determined by competitive bids.

     A “Related Party” means the following persons, or an entity owned by any such person: (i) an “executive officer” of the Company (as defined in Rule 405 under the Securities Act and Rule 3b-7 under the Exchange Act); (ii) a director of the Company or a nominee for director of the Company; (iii) a person (including any entity or group) known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities (a “5% shareholder”); or (iv) a person who is an “immediate family member” of an executive officer, director, nominee for director or 5% shareholder of the Company.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2)

     During 2015, KPMG LLP served as the Company’s independent registered public accounting firm and also provided certain tax and other audit-related services. On May 9, 2016, the Company’s audit committee engaged PMB Helin Donovan, LLP (“PMB”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016 and dismissed KPMG LLP as the Company’s independent registered public accounting firm, effective May 13, 2016.  The Company’s shareholders approved the appointment of PMB at the Company’s 2016 Annual General Meeting.  It is expected that one or more representatives of PMB will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Under Section 89 of the Bermuda Companies Act 1981, the shareholders have the authority to appoint the Company’s independent registered public accounting firm and to authorize the audit committee to determine their remuneration. The audit committee has recommended appointment of PMB to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The board of directors is asking shareholders to approve such appointment and the authority of the audit committee to determine their remuneration. The affirmative vote of the holders of a majority of the votes cast is required to approve the appointment and the authorization of the audit committee to set their remuneration.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF PMB HELIN DONOVAN, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017 AND TO AUTHORIZE THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

Fees Paid to PMB and Affiliates of PMB and KPMG LLP

     The following table shows the aggregate fees for professional services provided to the Company by PMB and affiliates of PMB for 2016 and KPMG LLP for 2015:

	2016	2015
Audit Fees	$385,000	$1,815,000
Audit-Related Fees	-	20,000
Tax Fees	220,340	-
All Other Fees	-	36,346

Total	$605,340	$1,871,346

     Audit Fees. This category includes the audit of the Company’s annual consolidated financial statements, reviews of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided by its independent registered public accounting firm in connection with its engagements for those years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of the Company’s interim financial statements.

     Audit-Related Fees. This category consists of assurance and related services by its independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include audit-related work regarding acquisitions, divestitures, the incurrence of additional indebtedness and debt covenant compliance.

     Tax Fees. This category consists of professional services rendered by the Company’s independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and statutory tax audit services and tax compliance services.

     All Other Fees. This category consists of fees for other miscellaneous items.

     The Company’s board of directors has adopted a procedure for pre-approval of all fees charged by its independent registered public accounting firm. Under the procedure, the audit committee of the Company’s board of directors approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the audit committee. The audit, audit-related fees, tax fees and other fees paid to KPMG LLP with respect to 2015 and PMB with respect to 2016 were pre-approved by the audit committee.

Change in Independent Registered Public Accounting Firm

     As discussed above, the Company’s audit committee determined not to recommend the reappointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, and, subject to shareholder approval at the 2016 Annual General Meeting in accordance with Bermuda law, recommended the appointment of PMB as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

     The reports of KPMG LLP on the Company’s consolidated financial statements for the years ended December 31, 2015 and December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

•

KPMG LLP’s report as of December 31, 2015 contained an explanatory paragraph stating that “the Company has significant debt obligations and non-compliance with certain debt covenants that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

     During the years ended December 31, 2015 and December 31, 2014, and the subsequent interim period through May 13, 2016, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreements in their audit reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

     The Company has consulted with DMF System International Independent Auditing, Consulting & Certified Public Accounting Co. (“DMF”) on certain Turkish tax matters, and DMF has provided and continues to provide tax compliance services related to the Company’s business in Turkey. DMF is a member of Russell Bedford International, as is PMB. Other than as noted above, during the years ended December 31, 2015 and December 31, 2014, and the subsequent interim period through May 13, 2016, neither the Company nor anyone acting on its behalf has consulted with PMB with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that PMB concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or “reportable event” (as those terms are defined in Item 304(a)(1) of Regulations S-K, including the related instructions to Item 304 of Regulation S-K).

     The Company provided KPMG LLP with a copy of the above disclosures and requested that KPMG LLP furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of KPMG LLP’s letter dated May 13, 2016 was attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2016.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal 3)

     The Company is asking its shareholders to vote, in an advisory manner, on the compensation of its named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. The advisory vote on executive compensation is required pursuant to Section 14A of the Exchange Act. As described under the heading “Compensation Discussion and Analysis” the Company seeks to attract, motivate and retain talented executives enabling the Company to produce superior results and maximize return to shareholders. The Company’s compensation philosophy focuses executives’ efforts on achieving strategic corporate goals, without encouraging excessive risk taking. Some of the features of the Company’s compensation program that illustrate its philosophies include:

•	The payment of named executive officer bonuses, if any, in cash and as long-term incentives in the form of restricted stock units;
•

The current compensation committee policy of generally paying a semi-annual grant of restricted stock units equal to 25% of named executive officers’ annual base salaries (subject to a floor on the value of the restricted stock units); and

•	The general vesting of restricted stock units over a three-year period subject to the continued employment of the named executive officer through each such restricted period.

     The Company encourages shareholders to read the Compensation Discussion and Analysis beginning on page 18 of this proxy statement, and the accompanying compensation tables and related narrative disclosure, appearing on pages 22 through 27 of this proxy statement, which provide detailed information on the Company’s compensation policies and practices and the compensation of its named executive officers.

     As an advisory vote, this proposal is not binding on the Company, the board of directors or the compensation committee. However, the board of directors and the compensation committee values the opinions expressed by shareholders and will take into account the outcome of the vote when making future compensation decisions for named executive officers.

     The affirmative vote of the majority of votes cast is required to approve the advisory vote on executive compensation. Accordingly, the board of directors asks its shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosure.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE

APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

 F

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal 4)

     The Company is asking its shareholders to vote, in an advisory manner, on whether the advisory vote on executive compensation should occur every one, two or three years. The advisory vote on the frequency of the advisory vote on executive compensation is required pursuant to Section 14A of the Exchange Act.

     The board of directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company. The board of directors believes that an advisory vote at this frequency will provide shareholders with sufficient time to evaluate the effectiveness of the Company’s overall compensation philosophy, policies and practices in the context of its long-term business results for the corresponding period. An advisory vote that occurs every three years will also permit the Company’s shareholders to observe and evaluate the impact of any changes to its executive compensation policies and practices that have occurred since the last advisory vote on executive compensation. The board of directors is therefore recommending that shareholders vote for holding the advisory vote on executive compensation “EVERY THREE YEARS.”

     The proxy card provides shareholders with the opportunity to choose among four options, to hold the advisory vote on executive compensation “1 Year,” “2 Years,” “3 Years,” or to “ABSTAIN” from voting, and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the board of directors. The affirmative vote of the majority of votes cast is required to determine the frequency of the advisory vote on executive compensation. If none of the alternatives receives a majority vote, the Company will consider the alternative that receives the highest number of votes cast by shareholders to be the frequency selected by the shareholders.

     As an advisory vote, the results of this vote will not be binding on the Company, the board of directors or the compensation committee. However, the board of directors and the compensation committee will take into account the outcome of the vote when considering the frequency with which they will ask shareholders for advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “EVERY THREE YEARS” AS THE FREQUENCY FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

APPROVAL OF AN INCREASE IN THE COMPANY’S AUTHORIZED SHARE CAPITAL

(Proposal 5)

General

     We are requesting shareholder approval to increase the authorized share capital of the Company from:

•

US$11,000,000, divided into (1) 100,000,000 Common Shares of par value US$0.10 each, (2) 99,010,000 undesignated shares of par value US$0.01 each and (3) 950,000 Series A Preferred Shares of par value US$0.01 each to

•

US$21,000,000, divided into (1) 200,000,000 Common Shares of par value US$0.10 each, (2) 99,010,000 undesignated shares of par value US$0.01 each and (3) 950,000 Series A Preferred Shares of par value US$0.01 each.

     As of April 3, 2017, we were authorized to issue 100,000,000 shares of Common Shares of which 47,312,231 Common Shares were outstanding and 49,037,569 Common Shares were reserved for issuance pursuant to the Incentive Plan, Series A Preferred Shares, Convertible Notes and certain Warrants.  Therefore, as of April 3, 2017, we only had 3,650,200 authorized Common Shares available to be issued or reserved for future issuance.

     The board of directors has unanimously approved the increase in share capital and declared that it is advisable for the shareholders to approve such increase.

Procedure for Effecting the Increase in Authorized Share Capital

     We will file the Memorandum of Increase of the Capital with Bermuda Register of Companies within 30 days of the Annual Meeting.

Vote Required and Principal Effects of the Increase in Authorized Share Capital

     The approval of the increase in authorized share capital requires the affirmative vote of a majority of the Common Shares resent in person or represented by proxy at the Annual Meeting.

     The board of directors believes that the increase in authorized share capital is desirable to make available Common Shares for future issuance by allowing us greater flexibility with respect to general corporate purposes and in considering potential future actions involving the issuance of Common Shares, including, without limitation, raising capital, acquisitions of companies or assets, for strategic transactions, sales of stock or securities convertible into Common Shares, stock dividends or splits, and potentially providing equity incentives to employees, officers and directors. The board of directors also believes that the increase in authorized share capital would be desirable to make additional unreserved Common Shares available for issuance or reservation without further shareholder authorization, except as may be required by law or by the rules of the NYSE MKT.

     Authorizing the Company to issue more Common Shares than currently authorized will not affect materially any substantive rights, powers or privileges of the holders of the Common Shares. Holders of Common Shares are entitled to one vote per share on all matters submitted to the shareholders and do not have cumulative voting rights or pre-emptive rights for the purchase of additional shares of any class of capital stock. The additional Common Shares for which authorization is sought are identical to the Common Shares now authorized and will rank pari passu with the existing Common Shares in all respects. However, the issuance of additional Common Shares may, among other things, have a dilutive effect on the earnings per share and on equity and voting power of existing shareholders and adversely affect the market price for Common Shares.

     Although the board of directors has no present intention of issuing any additional Common Shares, the proposed increase in the number of authorized Common Shares could enable the board of directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company. However, we do not view the increase in authorized share capital as part of an “anti-takeover” strategy.

     The increase in authorized share capital is not being advanced as a result of any known effort by any party to accumulate Common Shares or to obtain control of the Company. The board of directors also could, although it has no present intention of so doing, authorize the issuance of Common Shares to a holder who might thereby obtain sufficient voting power to assure that any proposal to effect certain business combinations or amendment to the Memorandum of Continuance or Bye-laws would not receive the required shareholder approval.

     The Company believes that the availability of the additional Common Shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN INCREASE IN THE COMPANY’S AUTHORIZED SHARE CAPITAL.

SHAREHOLDER PROPOSALS

     All proposals that shareholders seek to have included in the proxy statement and form of proxy for the Company’s 2018 Annual Meeting of Shareholders must be received at the Company’s principal executive offices at 16803 Dallas Parkway, Addison, TX 75001, not later than December 11, 2017. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and form of proxy in accordance with applicable law.

     The Company’s Bye-Laws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in the Company’s proxy statement for that meeting. Under the Company’s Bye-Laws and the Bermuda Companies Act 1981, shareholders who represent not less than 5% of the total voting power of shareholders having the right to vote at the meeting or who are 100 or more in number may requisition any resolution that may be properly moved at a shareholders’ meeting. A shareholder wishing to move a resolution at an annual meeting is generally required to give the Company notice of the resolution at the Company’s registered office at least six weeks before the meeting. Any such proposal must also comply with the other provisions contained in the Company’s Bye-Laws relating to shareholder proposals.

     A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice Bye-Law provisions, subject to applicable rules of the SEC.

OTHER BUSINESS

     Management is not aware of any other business to come before the Annual Meeting other than as set forth in the Notice. Should any other business be properly brought before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the Common Shares represented thereby in accordance with their discretion and best judgment on such matter.

ADDITIONAL INFORMATION

     Shareholders that have additional questions about the information contained in this Proxy Statement or that wish to obtain directions to attend the Annual Meeting and vote in person, should contact the Corporate Secretary at TransAtlantic Petroleum Ltd., c/o TransAtlantic Petroleum (USA) Corp., 16803 Dallas Parkway, Addison, TX 75001 or at (214) 220-4323.

BY ORDER OF THE BOARD OF DIRECTORS

N. MALONE MITCHELL 3rd

Chief Executive Officer

Addison, Texas

April 10, 2017

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO VOTE BY INTERNET, PHONE OR MAIL AS DESCRIBED IN THE PROXY CARD OR PROXY NOTICE.

VOTE BY INTERNET -www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2017. Have your proxy card in hand when you access the web site and follow the instructions to TRANSATLANTIC PETROLEUM LTD. obtain your records and to create an electronic voting instruction form. 16803 DALLAS PARKWAY ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSADDISON, TX 75001 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. E26325-P92723 TRANSATLANTIC PETROLEUM LTD. The Board of Directors recommends that you vote FOR the following proposals. 1. Election of Directors. Nominees: For Against Abstain 1a. N. Malone Mitchell III ! ! ! For Against Abstain 1b. Bob G. Alexander 3. Advisory Vote on Executive Compensation. !!! !!! 1c. Brian E. Bayley The Board of Directors recommends that you vote EVERY THREE YEARS on the following proposal. ! ! ! 1 Year 2 Years 3 Years Abstain 1d. Charles J. Campise ! ! ! 4. Advisory Vote on the Frequency of the ! ! ! ! Advisory Vote on Executive Compensation. 1e. Marlan W. Downey ! ! ! The Board of Directors recommends that you vote FOR For Against Abstain the following proposal. 1f. Gregory K. Renwick 5. To increase the authorized share capital of the Company !!! !!!from $11,000,000 to $21,000,000 by the creation of an additional 100,000,000 Common Shares of par value 1g. Mel G. Riggs US $0.10 each.! ! ! Note: Such other business that may properly come before the 2. Appoint PMB Helin Donovan, LLP to serve as the ! ! ! meeting.independent registered public accounting firm for the year ending December 31, 2017 and to authorize the audit committee to determine their remuneration. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. E26326-P92723 TransAtlantic Petroleum Ltd. Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the TransAtlantic Petroleum Ltd. Annual General Meeting to be Held on May 23, 2017 This proxy is solicited by the Board of Directors of TransAtlantic Petroleum Ltd. (the "Company") for use at the Annual General Meeting of Shareholders of the Company to be held at the offices of the Company at 16803 Dallas Parkway, Addison, Texas 75001, on May 23, 2017 at 10:00 AM CT, or any adjournment thereof (the "Meeting"), in the same manner, to the same extent and with the same powers as if the undersigned were personally present at the Meeting or any adjournment thereof. You have the right to appoint a different person or company (with appropriate documentation) of your choice, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see below). The common shares represented by this form of proxy may be voted in the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of meeting and with respect to other matters that may properly be brought before the Meeting. If the common shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this form of proxy. If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this form of proxy with signing capacity stated may be required. This instrument of proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, USA 11717, prior to 11:59 p.m. ET on May 18, 2017 (excluding Saturdays, Sundays and holidays, before any adjournment or postponement of the Meeting at which the proxy is to be used). Appointment of Proxy: Print the name of the person you are appointing I/We, being registered shareholder(s) of the Company hereby appoint(s): OR as your proxy if this person is someone other than N. Malone Mitchell III and Chad D. Burkhardt, or either of them, both N. Malone Mitchell III and Chad D. Burkhardt; officers of the Company; as my/our proxy with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, in the discretion of such proxy) and to otherwise act for the undersigned in their discretion on all other matters that may properly come before the Meeting and without limiting the general authorization and power hereby given, the person(s) named above are specifically directed to vote the common shares of the Company registered in the name of the undersigned shareholder as follows: The Board of Directors recommends a vote FOR the election of the nominees specified in Proposal 1, FOR Proposals 2, 3, and 5, and 3 YEARS on Proposal 4 on the reverse side. Continued and to be signed on reverse side